EXHIBIT 10-CC

                                                               CONFORMED COPY









                         CHRYSLER CREDIT CANADA LTD.,

                             Seller and Servicer



                                     and



                           THE ROYAL TRUST COMPANY,

                                  Custodian





                             AMENDED AND RESTATED
                   MASTER CUSTODIAL AND SERVICING AGREEMENT



                        Dated as of December 16, 1997




CP Doc #: 71685-1
December 17, 1997



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
                                  ARTICLE I
                                 Definitions

SECTION 1.01   Definitions.................................................................  5
SECTION 1.02   Other Definitional Provisions..............................................  21

                                  ARTICLE II
                          Conveyance of Receivables

SECTION 2.01   Conveyance of Receivables..................................................  21
SECTION 2.02   Acceptance by Custodian; Appointment of Custodian..........................  23
SECTION 2.03   Representations and Warranties of the Seller Relating to the Seller
                     and the Agreement....................................................  24
SECTION 2.04   Representations and Warranties of the Seller Relating to the
                      Receivables.  ......................................................  27
SECTION 2.05   Addition of Accounts.......................................................  28
SECTION 2.06   Covenants of the Seller....................................................  30
SECTION 2.07   Removal of Eligible Accounts...............................................  31
SECTION 2.08   Removal of Ineligible Accounts.............................................  33
SECTION 2.09   Sale of Ineligible Receivables.............................................  34

                                 ARTICLE III
                 Administration and Servicing of Receivables

SECTION 3.01   Acceptance of Appointment and Other
                      Matters Relating to the Servicer....................................  34
SECTION 3.02   Servicing Compensation.....................................................  35
SECTION 3.03   Representations, Warranties and Covenants of the Servicer..................  36
SECTION 3.04   Reports and Records for the Custodian; Bank Account Statements.............  39
SECTION 3.05   Annual Servicer's Certificate..............................................  39
SECTION 3.06   Annual Independent Accountants' Servicing Report...........................  40
SECTION 3.07   Tax Treatment..............................................................  40
SECTION 3.08   Notices to CCCL............................................................  40
SECTION 3.09   Adjustments................................................................  41

                                  ARTICLE IV
              Rights of Master Custodial Certificateholders and
                  Allocation and Application of Collections

SECTION 4.01   Rights of Master Custodial Certificateholders..............................  41
SECTION 4.02   Establishment of the Collection Account....................................  42

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SECTION 4.03   Allocations and Applications of Collections
                     and Other Funds......................................................  43
SECTION 4.04   Unallocated Principal Collections..........................................  44

                                  ARTICLE V
       Distributions and Reports to Master Custodial Certificateholders

                                  ARTICLE VI
                      The Master Custodial Certificates

SECTION 6.01   The Master Custodial Certificates..........................................  45
SECTION 6.02   Authentication of Master Custodial Certificates............................  45
SECTION 6.03   New Issuances..............................................................  46
SECTION 6.04   Registration of Transfer and Exchange of
                      Master Custodial Certificates.......................................  48
SECTION 6.05   Mutilated, Destroyed, Lost or Stolen Master Custodial Certificates.........  49
SECTION 6.06   Persons Deemed Owners......................................................  49
SECTION 6.07   Access to List of Registered Certificateholders' Names
                      and Addresses. .....................................................  50
SECTION 6.08   Meetings of Master Custodial Certificateholders............................  50

                                 ARTICLE VII
                     Other Matters Relating to the Seller

SECTION 7.01   Liability of the Seller....................................................  52
SECTION 7.02   Limitation on Liability of the Seller......................................  52
SECTION 7.03   Seller Indemnification.....................................................  52

                                 ARTICLE VIII
                    Other Matters Relating to the Servicer

SECTION 8.01   Liability of the Servicer..................................................  54
SECTION 8.02   Merger, Amalgamation or Consolidation of, or Assumption, of the
                     Obligations of the Servicer..........................................  54
SECTION 8.03   Limitation on Liability of the Servicer and Others.........................  55
SECTION 8.04   Servicer Indemnification...................................................  55
SECTION 8.05   The Servicer Not To Resign.................................................  56
SECTION 8.06   Access to Certain Documentation and Information Regarding the
                     Account Assets.......................................................  56
SECTION 8.07   Delegation of Duties.......................................................  56
SECTION 8.08   Examination of Records.....................................................  56
SECTION 8.09   Limitation of Authority....................................................  56


                                  ARTICLE IX
                          Early Amortization Events



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SECTION 9.01   Early Amortization Events..................................................  57
SECTION 9.02   Cessation of Transfer of Principal Receivables Upon Occurrence of
                      Insolvency Event....................................................  59

                                  ARTICLE X
                               Service Defaults

SECTION 10.01   Service Defaults..........................................................  59
SECTION 10.02   Custodian to Act; Appointment of Successor................................  60

                                  ARTICLE XI
                                The Custodian

SECTION 11.01   Duties of Custodian.......................................................  62
SECTION 11.02   Certain Matters Affecting the Custodian...................................  64
SECTION 11.03   Custodian Not Liable for Recitals in Master Custodial Certificates........  65
SECTION 11.04   Custodian May Own Master Custodial Certificates...........................  65
SECTION 11.05   The Servicer to Pay Custodian's Fees and Expenses.........................  65
SECTION 11.06   Eligibility Requirements for Custodian....................................  65
SECTION 11.07   Resignation or Removal of Custodian.......................................  66
SECTION 11.08   Successor Custodian.......................................................  66
SECTION 11.09   Merger, Amalgamation or Consolidation of Custodian........................  67
SECTION 11.10   Instructions from Investor Master Custodial Certificateholders. ..........  67
SECTION 11.11   Tax Returns...............................................................  67
SECTION 11.12   Custodian May Enforce Claims Without Possession of Master
                        Custodial Certificates............................................  67
SECTION 11.13   Suits for Enforcement.....................................................  68
SECTION 11.14   Representations, Warranties and Covenants of Custodian....................  68
SECTION 11.15   Maintenance of Office or Agency...........................................  68
SECTION 11.16   Payment from Purchased Property. .........................................  69

                                 ARTICLE XII
                                 Termination

SECTION 12.01   Termination of Custodial Arrangement......................................  69
SECTION 12.02   Final Distribution........................................................  69
SECTION 12.03   Seller's Termination Rights...............................................  71

                                 ARTICLE XIII
                           Miscellaneous Provisions

SECTION 13.01   Amendment.................................................................  71


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SECTION 13.02   Protection of Right, Title and Interest to Purchased Property.............  72
SECTION 13.03   Limitation on Rights of Master Custodial Certificateholders...............  73
SECTION 13.04   Reserved..................................................................  74
SECTION 13.05   Governing Law.............................................................  74
SECTION 13.06   Notices...................................................................  75
SECTION 13.07   Severability of Provisions................................................  75
SECTION 13.08   Assignment................................................................  75
SECTION 13.09   Master Custodial Certificates Nonassessable and Fully Paid................  75
SECTION 13.10   Further Assurances........................................................  75
SECTION 13.11   No Waiver; Cumulative Remedies............................................  75
SECTION 13.12   Counterparts..............................................................  76
SECTION 13.13   Third Party Beneficiaries.................................................  76
SECTION 13.14   Actions by Master Custodial Certificateholders............................  76
SECTION 13.15   Merger and Integration....................................................  76
SECTION 13.16   Headings..................................................................  76


                                   EXHIBITS

EXHIBIT A               Form of CCCL Certificate
EXHIBIT B               Form of Assignment of Receivables (Relating to
                        ReceivablesTransferred on the First Closing Date
                        and each Addition Date)
EXHIBIT C               Form of Annual Servicer's Certificate
EXHIBIT D-1             Form of Opinion of Counsel with respect to Amendments
EXHIBIT D-2             Form of Opinion of Counsel with respect to Accounts
EXHIBIT E               Form of Reassignment


                                  SCHEDULES

SCHEDULE 1       List of Accounts
SCHEDULE 2       Identification of the Collection Account
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                           AMENDED AND RESTATED MASTER CUSTODIAL AND
                           SERVICING AGREEMENT dated as of December 16, 1997,
                           between CHRYSLER CREDIT CANADA LTD., a Canadian
                           corporation, as Seller and Servicer, and THE ROYAL
                           TRUST COMPANY, a trust company organized and
                           existing under the laws of Canada, as Custodian.


         WHEREAS the Seller, in the ordinary course of its business, finances the purchase of floorplan inventory by automotive dealers thereby generating receivables due from such dealers;

         WHEREAS the Seller desires to sell certain of such existing and future receivables and other property to the Custodian, as agent for the holders from time to time of master custodial certificates, and the Custodian will thereafter from time to time issue master custodial certificates evidencing undivided ownership interests in such receivables and other property;

         WHEREAS the holders of master custodial certificates desire to appoint the Custodian as custodian of the receivables and other property and to authorize, empower and instruct the Custodian to purchase existing and future receivables, receive the proceeds of the receivables and to perform such other functions relating to the administration of the receivables as their agent on the terms as provided herein; and

         WHEREAS the Seller and the Custodian wish to amend and restate the Master Custodial and Servicing Agreement made between them dated as of September 1, 1992, as amended by a first amendment dated as of September 1, 1995.

         In consideration of the mutual covenants and agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Master Custodial Certificateholders and any Enhancement Provider to the extent provided herein:


                                  ARTICLE I
                                 Definitions

SECTION 1.01 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Account" shall mean each Initial Account and, from and after the related Addition Date, each Additional Account. The term "Account" shall not apply to any Removed Accounts reassigned or assigned to the Seller or the Servicer in accordance with the terms of this Agreement.

         "Account Assets" shall have the meaning specified in Section 2.01.

         "Addition Date" shall mean, with respect to Additional Accounts, the date from and after which such Additional Accounts are to be included as Accounts pursuant to Section 2.05(c).

         "Addition Notice" shall have the meaning specified in Section 2.05(c).

         "Additional Account" shall mean each individual wholesale financing account established by the Seller with a Dealer, which account is designated pursuant to Section 2.05(a) or (b) to be included as an



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Account and is identified in the computer file or microfiche or written list delivered to the Custodian by the Seller pursuant to Sections 2.01 and 2.05(d).

         "Additional Cut-Off Date" shall mean, with respect to Additional
Accounts, the day specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.05(c).

         "Additional Issue Expenses" shall, with respect to any Series, have the meaning specified in the related Supplement.

         "Additional Custodial Servicing Expenses" shall mean any expenses incurred by the Custodian, in the capacity of Successor Servicer if so appointed pursuant to Section 10.02, due to the failure of CCCL, as initial
Servicer, to transfer to the Custodian the Related Records as required by
Section 10.01.

         "Adjustment Payment" shall have the meaning specified in Section
3.09.

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that a Dealer which is partially owned by or financed by CCL shall not be an Affiliate of CCCL solely as a result of such investment; and the terms
"Affiliated", "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" shall mean, with respect to any Series, the Person so designated in the related Supplement.

         "Agreement" shall mean this Amended and Restated Master Custodial and Servicing Agreement, as the same may from time to time be amended, modified, restated or otherwise supplemented, including, with respect to any Series or Class, the related Supplement.

         "Applicants" shall have the meaning specified in Section 6.07.

         "Assignment" shall have the meaning specified in Section 2.01.

         "Available Subordinated Amount" shall mean, with respect to any Series, at any time of determination, an amount equal to the available subordinated amount determined in accordance with the related Supplement at such time.

         "Beneficiary" shall have the meaning specified in Section 7.04(a).

         "BIA" shall mean the Bankruptcy and Insolvency Act, S.C. 1997, c.12.

         "Business Day" shall mean any day other than (a) a Saturday or a Sunday or (b) another day on which banks or trust companies in Toronto are authorized or obligated by law to remain closed.

         "CBRS" shall mean CBRS Inc. or its successor.



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         "Certificate Register" shall have the meaning specified in Section
6.04.

         "CCCL" shall mean Chrysler Credit Canada Ltd., a Canadian corporation, and its successors in interest to the extent permitted hereunder.

         "CCCL Certificate" shall mean the custodial certificate issued to CCCL and authenticated by the Custodian, substantially in the form of Exhibit
A.

         "CCL" shall mean Chrysler Canada Ltd., a Canadian corporation, and its successors in interest.

         "CDIC" shall mean Canada Deposit Insurance Corporation or any successor entity thereto.

         "CFC" shall mean Chrysler Financial Corporation, a Michigan corporation, and its successors in interest.

         "Chrysler" shall mean Chrysler Corporation, a Delaware corporation, and its successors in interest.

         "Class" shall mean, with respect to any Series, any one of the classes of Investor Master Custodial Certificates of that Series.

         "Closing Date" shall mean, with respect to any Series, the Closing
Date specified in the related Supplement.

         "Collateral Security" shall mean, with respect to any Receivable, all security granted by or on behalf of the related Dealer with respect thereto, including a security interest in the related Vehicle and Insurance
Proceeds, and all security granted by the Dealer in factory receivables, parts inventory, equipment, fixtures, service accounts and real property and all guarantees of such Receivable, and all proceeds of the foregoing.

         "Collection Account" shall have the meaning specified in Section
4.02.

         "Collection Period" shall mean, with respect to any Distribution
Date, the calendar month preceding the month in which such Distribution Date occurs.

         "Collections" shall mean, without duplication, all payments by or on behalf of Dealers received by the Servicer in respect of the Receivables, other than amounts paid by CCL under an indemnity dated December 31, 1990 made by CCL in favor of the Seller, in the form of cash, cheques, wire transfers or any other form of payment; provided, however, that amounts paid by Dealers for deposit to such Dealers' Dealer Accounts shall be deemed not to be Collections. Collections of Non-Principal Receivables shall include all Recoveries.

         "Concentration Account" shall have the meaning specified in Section
3.03(a).

         "Custodial Adjusted Invested Amount" shall mean, at any time of determination, the sum of the Series Adjusted Invested Amounts for all outstanding Series at such time.

         "Custodial Arrangement" shall mean the arrangement contemplated by this Agreement relating to


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the sale and servicing of Receivables among the Seller, the Servicer, the
Holders, the Custodian and any Enhancement Provider.

         "Custodial Available Subordinated Amount" shall mean, at any time of determination, the sum of the Available Subordinated Amounts, if any, for all outstanding Series at such time.

         "Custodial Incremental Subordinated Amount" on any Determination
Date shall mean the sum of the Overconcentration Amount and the Ineligible
Amount, in each case, on such Determination Date.

         "Custodial Termination Date" shall have the meaning specified in
Section 12.01.

         "Custodial Trust Office" shall mean the principal office of the Custodian in the Province of Ontario, at which at any particular time its custodial business shall be administered, which office at the date of the execution of this Agreement is located at c/o CIBC Mellon Trust Company, 393
University Avenue, 5th Floor, Toronto, Ontario M5G 2M7.

         "Custodian" shall mean The Royal Trust Company, or its successor in interest, or any successor custodian appointed as herein provided.

         "Cut-Off-Date" shall mean August 31, 1992.

         "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer file of Accounts (without regard to the effective date of such recordation).

         "DBRS " shall mean Dominion Bond Rating Service Limited, or its successor.

         "Dealer" shall mean a Person engaged generally in the business of purchasing Vehicles from a manufacturer thereof and holding such Vehicles for sale or lease in the ordinary course of business.

         "Dealer Accounts" shall mean the Dealers' wholesale deposit account and/or the Dealers' goods and services tax reserve account.

         "Dealer Overconcentration" on any Determination Date shall mean, with respect to any Dealer or group of Affiliated Dealers, the excess of (a) the aggregate of all amounts of Principal Receivables due from such Dealer or group of Affiliated Dealers on the last day of the Collection Period immediately preceding such Determination Date over (b) 2% of the Pool Balance on the last day of such immediately preceding Collection Period.

         "Defaulted Amount" on any Determination Date shall mean an amount
(which shall not be less than zero) equal to (a) the sum for all the Accounts of the amount of Principal Receivables which became Defaulted Receivables during the immediately preceding Collection Period minus (b) the sum of (i) the full amount of any such Defaulted Receivables which are subject to Transfer to the Seller or the Servicer in accordance with the terms of this Agreement and (ii) the excess, if any, in respect of the immediately preceding Determination Date of the amount determined pursuant to this clause
(b) in respect of such Determination Date over the amount determined pursuant to clause (a) in respect of such Determination Date; provided, however, that, if an Insolvency Event occurs with respect to the Seller, the amounts of


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such Defaulted Receivables which are subject to Transfer to the Seller shall not be included in the sum so subtracted and, if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables which are subject to Transfer to the Servicer shall not be included in the sum so subtracted.

         "Defaulted Receivables" on any Determination Date shall mean (a) all Receivables in an Account which are charged off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Servicer's customary and usual servicing procedures for servicing Dealer floorplan receivables comparable to the Receivables which have not been sold to third parties and (b) all Receivables which were Eligible Receivables when transferred to the Custodian on the initial Closing Date or the related
Addition Date or on their respective Transfer Date, which arose in an Account that thereafter became an Ineligible Account and which remained outstanding for any six consecutive Determination Dates (inclusive of the Determination
Date on which such determination is being made) after such Account became an Ineligible Account.

         "Deposit Date" shall mean each day on which the Servicer deposits
Collections in the Collection Account pursuant to Section 4.03 hereof.

         "Designated Accounts" shall have the meaning specified in Section
2.07(b).

         "Designated Balance" shall have the meaning specified in Section
2.07(b).

         "Determination Date" with respect to any Distribution Date shall mean the day that is two Business Days prior to such Distribution Date.

         "Distribution Date" shall mean the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day.

         "Distribution Date Statement" shall mean, with respect to any Series, a report prepared by the Servicer on each Determination Date for the immediately preceding Collection Period in substantially the form set forth in the related Supplement.

         "Dollars" or "$" shall mean Canadian dollars.

         "Early Amortization Event" shall have the meaning specified in
Section 9.01 and, with respect to any Series, shall also mean any Early
Amortization Event specified in the related Supplement.

         "Early Amortization Period" shall mean, with respect to any Series, the period beginning at the close of business on the Business Day immediately preceding the day on which an Early Amortization Event is deemed to have occurred, and in each case ending upon the earlier to occur of (a) the payment in full to the Investor Master Custodial Certificateholders of such Series of the Invested Amount with respect to such Series, (b) the Termination Date with respect to such Series and (c) if such Early
Amortization Period has resulted from the occurrence of an Early Amortization
Event described in Section 9.01(a), the end of the first Collection Period during which an Early Amortization Event under Section 9.01(a) no longer exists, so long as no other Early Amortization Event with respect to such Series shall have occurred and the scheduled termination of the Revolving
Period with respect to such Series shall not have occurred.

         "Eligible Account" shall mean each individual wholesale financing account established by the


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                                    - 6 -


Seller with a Dealer in the ordinary course of business, which, as of the date of determination with respect thereto: (a) is with a Dealer which is an Eligible Dealer, (b) is in existence and maintained and serviced by the Seller and (c) is an Account in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

         "Eligible Dealer" shall mean a Dealer, as of the date of determination thereof, (a) which is a corporation incorporated under the laws of Canada or a Province thereof and is located and carries on business solely in one or more of the Relevant Provinces, (b) which has not been identified by the Ser vicer as being the subject of any voluntary or involuntary bankruptcy or insolvency proceeding or any voluntary or involuntary liquidation, dissolution or winding up proceeding and (c) which is not in "dealer trouble status" as determined by the Servicer under the Floorplan
Financing Guidelines.

         "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution registered under the laws of Canada or any Province thereof, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "Eligible Institution" shall mean (a) the corporate trust department of the Custodian or (b) a trust company or Schedule I chartered bank incorporated under the laws of Canada or any Province thereof which at all times (i) has either (A) a long-term unsecured debt rating of AA (low) or better by DBRS and of A+ (low) or better by CBRS or (B) a short term rating of R-1 (middle) by DBRS and A-1 by CBRS and (ii) whose deposits are insured by CDIC. If so qualified, the Custodian may be considered an Eligible
Institution for the purposes of clause (b) of this definition.

         "Eligible Investments" shall mean book entry securities, negotiable instruments or securities represented by instruments in bearer or registered form payable in Dollars having original or remaining maturities of 30 days or less which evidence:

         (a) direct obligations of, and obligations fully guaranteed as to timely payment by, Canada;

         (b) securities of or guaranteed by a province of Canada or a municipality in Canada having a rating from each of the Rating Agencies in the highest investment category granted thereby;

         (c) demand deposits, time deposits or certificates of deposit of any chartered bank or trust company incorporated under the laws of Canada or any Province thereof and subject to supervision and examination by federal banking or depository institution authorities; provided, however, that at the time of the Custodian's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations
(other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

         (d) commercial paper having, at the time of the Custodian's investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;


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                                    - 7 -

         (e) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby;

         (f) demand deposits, time deposits and certificates of deposit which are fully insured by CDIC;

         (g) bankers' acceptances issued by any chartered bank referred to in clause (c) above;

         (h) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, Canada or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of Canada, in either case entered into with a chartered bank or trust company (acting as principal) described in clause (c); and

         (i) any other investment with respect to the investment in which the Rating Agency Condition shall have been satisfied at the time of the Custodian's investment therein or contractual commitment to invest therein.

         "Eligible Receivable" shall mean each Receivable:

                  (a) which was originated or acquired by the Seller in the ordinary course of business;

                  (b) which arose under an Eligible Account and is payable in Dollars;

                  (c) which is owned by the Seller at the time of Transfer by the Seller to the Custodian;

                  (d) which represents the obligation of a Dealer to pay the purchase price of, or to repay an advance or a payment made to or for the account of such Dealer to finance the acquisition of, a Vehicle or Vehicles;

                  (e) which (i) in the case of Receivables originated in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba,
         Ontario, Quebec, New Brunswick and Nova Scotia at the time of delivery of the related Vehicle by or to a carrier into or in, respectively, one of such Provinces or (ii) in the case of Receivables originated in the remaining Relevant Provinces, within the time prescribed for perfection of security interests in the related Vehicles under the applicable conditional sale contract legislation, is or will be at or within such time, as the case may be, secured by a first priority perfected security interest in such related Vehicle;

                  (f) which was created in compliance in all respects with all Requirements of Law applicable thereto and is secured under a Floorplan Financing Agreement which complies in all respects with all Requirements of Law applicable to any party thereto, except to the extent that the provisions of such Floorplan Financing
         Agreements which permit the acceleration of indebtedness by reason only of the filing of a proposal or notice of intention to file a proposal under the BIA by the related Dealer may be of no force or effect;

                  (g) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by CCL or the Seller in connection with the creation of such Receivable or the Transfer thereof to the Custodian or the execution, delivery and performance by the Seller of the Floor plan




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                                    - 8 -


         Financing Agreement under which such Receivable was secured, have been duly obtained, effected or given and are in full force and effect;

                  (h) as to which at all times following the Transfer of such Receivable to the Custodian, the Custodian will have good and marketable title thereto free and clear of all Liens asserted by Persons claiming an interest through or under the Seller arising prior to such Transfer or arising at any time other than Liens expressly permitted by this Agreement;

                  (i) which has been the subject of a valid Transfer from the Seller to the Custodian of all the Seller's right, title and interest therein (including any proceeds thereof);

                  (j) which will at all times be the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, including the PPSA, now or hereafter in effect, affecting the enforcement of creditors' rights in general and to the extent such bankruptcy laws render contractual provisions ineffective, and except as such enforceability may be limited by general principles of equity;

                  (k) which at the time of Transfer to the Custodian is not subject to any right of rescission, set off (other than in respect of such Dealer's Dealer Accounts), counterclaim or any other defense
         (including defenses arising out of violations of usury laws) of the Dealer;

                  (l) as to which, at the time of Transfer of such Receivable to the Custodian, CCL and the Seller have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time;

                  (m) as to which, at the time of Transfer of such Receivable to the Custodian, neither CCL nor the Seller has taken nor failed to take any action which would impair the rights of the Custodian or the Master Custodial Certificateholders therein; and

                  (n) with respect to which the representations set forth in Sections 2.04(a)(i) and (ii) were correct as of the Transfer Date with respect thereto.

         "Eligible Servicer" shall mean the Custodian or an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Account Assets, (b) has the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care and (c) is qualified to use the software that is then currently being used to service the Account Assets or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement.

         "Enhancement" shall mean the rights and benefits provided to the Investor Master Custodial Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Seller's Interest to any Series or Class shall be deemed to be an Enhancement.




         "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

         "Enhancement Provider" shall mean the Person providing any Enhancement, other than any Master Custodial Certificateholders (including any Holders of the Seller's Master Custodial Certificates) the Master Custodial Certificates of which are subordinated to any Series or Class.

         "Excess Principal Collections" shall have the meaning specified in
Section 4.04.

         "Floorplan Financing Agreement" shall mean, collectively, the group of related agreements between the Seller and the applicable Dealer pursuant to which (a) (i) such Dealer grants to the Seller a security interest in the specific Vehicles financed by the Seller, certain other collateral and the proceeds thereof, or (ii) the title in Vehicles financed by the Seller is reserved to or held by the Seller, and (b) such Dealer agrees to pay the amounts secured thereby on demand.

         "Floorplan Financing Guidelines" shall mean the Seller's written policies and procedures, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to the Seller's wholesale financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) relating to the maintenance of Accounts and collection of Receivables.

         "Governmental Authority" shall mean Canada, any Province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Income Tax Act" shall mean the Income Tax Act (Canada), as amended.

         "Ineligible Account" shall mean an Account that at the time of determination is not an Eligible Account.

         "Ineligible Amount" on any Determination Date shall mean the amount of Ineligible Receivables included in the Purchased Property on the last day of the Collection Period immediately preceding such Determination Date pursuant to Section 2.09.

         "Ineligible Receivable" shall mean any Receivable that arises in an Eligible Account, was not an Eligible Receivable at the time of its Transfer to the Custodian and was Transferred to the Custodian in accordance with
Section 2.09.

         "Initial Account" shall mean each individual wholesale financing account established by the Seller with a Dealer which is identified in the computer file or microfiche or written list delivered to the Custodian on the first Closing Date by the Seller pursuant to Section 2.01.

         "Initial Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the initial invested amount on such date determined in accordance with the related Supplement. The Initial Invested Amount for any Series may be increased or decreased from time to time as specified in the related Supplement.

         "Insolvency Event" shall mean any event specified in Section 9.01(b) or 9.01(c).

         "Insurance Proceeds" with respect to an Account shall mean any amounts received by the Servicer pursuant to any policy of insurance which is payable to the Seller.

         "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount determined in accordance with the related Supplement as at such date.

         "Investor Master Custodial Certificateholder" shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register, unless otherwise specified in the related Supplement.

         "Investor Master Custodial Certificates" shall mean any one of the custodial certificates issued and authenticated by the Custodian, substantially in the form attached to the related Supplement, other than the Seller's Master Custodial Certificates.

         "Investors' Servicing Fee" shall mean the portion of the Servicing Fee allocable to the Investor Master Custodial Certificateholders pursuant to the terms of the Supplements.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

         "Master Custodial Certificate" shall mean any of the Investor Master Custodial Certificates or the Seller's Master Custodial Certificates.

         "Master Custodial Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

         "Master Custodial Certificateholder" or "Holder" shall mean an Investor Master Custodial Certificateholder or a Person in whose name any one of the Seller's Master Custodial Certificates is registered, unless otherwise specified in the related Supplement.

         "Master Custodial Certificateholders' Interest" shall have the meaning specified in Section 4.01.

         "Miscellaneous Payments" shall mean, with respect to any Collection Period, the sum of (a) Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related Distribution Date and (b) Unallocated Principal Collections available to be treated as Miscellane ous Payments pursuant to Section 4.04 on such Distribution Date.

         "Monthly Servicing Fee" shall mean, with respect to any Series, the amount specified therefor, if applicable, in the related Supplement.

         "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

         "Non-Principal Receivables" with respect to any Account shall mean all amounts billed to the related Dealer in respect of interest and all other non-principal charges, including insurance service fees and handling fees.

         "Notice Date" shall have the meaning specified in Section 2.05(c).

         "Officer's Certificate" with respect to any corporation shall mean, unless otherwise specified in this Agreement, a certificate signed by the Chairman of the Board, the President or any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such corporation.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel to or of the Seller and who shall be reasonably acceptable to the Custodian.

         "Overconcentration Amount" on any Determination Date shall mean the sum of the Dealer Overconcentrations on such Determination Date.

         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Pool Balance" shall mean, as of the time of determination thereof, the aggregate amount of Principal Receivables held by the Custodian as agent for the Master Custodial Certificateholders at such time.

         "PPSA" shall mean the personal property security legislation in each of the Relevant Provinces except Quebec, the Civil Code of Quebec in Quebec and the Assignments of Book Debts Acts in the Provinces of Prince Edward Island and Newfoundland, and shall include any legislation which replaces, repeals or amends such personal property security legislation, Civil Code of Quebec or Assignments of Book Debts Acts, as the case may be.

         "Principal Receivables" with respect to an Account shall mean amounts shown on the Servicer's records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer. Notwithstanding anything to the contrary in this Agreement, (i) Purchased Receivables shall be deemed not to be Principal Receivables for the purposes of this Agreement and (ii) the amount of Principal Receivables on any date of determination for all purposes of this Agreement shall be deemed to be the actual amount thereof at such time minus the aggregate amount held by the Seller in the related Dealers' Dealer Accounts at such time.

         "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the initial principal amount (or method for calculating such amount); (c) the Master Custodial Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which entitlements to distributions of interest shall accrue; (e) the method for allocating Collections to Investor Master Custodial Certificateholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Monthly Servicing Fee, if applicable, and the Investors' Servicing Fee; (h) the issuer and terms of any form of Enhancement with respect thereto; (i) the terms on which the Investor Master Custodial Certificates of such Series may be exchanged for Investor Master Custodial Certificates of another Series, purchased by the Seller or remarketed to other investors; (j) the Termination Date; (k) the number of Classes of Investor Master Custodial Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (l) the extent to which the Investor Master Custodial Certificates of such Series will be issuable in temporary or per manent global form (and, in such case, the depository for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any distributions payable on a temporary or global certificate will be paid); (m) whether the Investor Master Custodial Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether such Series will be part of a group; and (p) any other terms of such Series.

         "Purchased Property" shall have the meaning specified in Section
2.01.

         "Purchased Receivables" shall mean, with respect to an Initial Account or Additional Account, the principal amounts shown on the Servicer's records as amounts payable by the related Dealer (and interest accrued thereon), from time to time in respect of advances or payments made by the Seller to or for the account of such Dealer prior to the Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, to finance the acquisition of a Vehicle or Vehicles by such Dealer, in which an interest has been Transferred by the Seller prior to the Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, to any Person other than the Custodian.

         "Purchase Price" shall mean, with respect to any Account Asset for any date on which such Account Asset is to be purchased pursuant to Section 3.03, (a) an amount equal to the amount payable by the Dealer in respect of the Receivable relating thereto as reflected in the records of the Servicer as of the date of purchase plus (b) interest accrued from the end of the last Collection Period.

         "Rating Agency" shall mean, with respect to any outstanding Series Securities, each statistical rating agency selected by the Holders of the related Series or Class to rate the Series Securities.

         "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Seller, the Servicer, the Custodian and the Holders of the Series or Class which selected such Rating Agency in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series Securities with respect to which it is a Rating Agency.

         "Reassignment" shall have the meaning specified in Section 2.07(c).

         "Receivables" shall mean, with respect to an Account, all amounts shown on the Servicer's records as amounts payable by the related Dealer, from time to time in respect of advances or payments made by the Seller to or for the account of such Dealer, to finance the acquisition of a Vehicle or Vehicles by such Dealer or in respect of the unpaid purchase price of a Vehicle or Vehicles, together with the group of writings evidencing such amounts and the security interests created in connection therewith. Receivables which become Defaulted Receivables shall not be shown on the Servicer's records as amounts payable (and will cease to be included as Receivables) on the day on which they become Defaulted Receivables. Receivables which arise in Designated Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables.

         "Record Date" shall mean, with respect to any Distribution Date, the close of business on the Business Day preceding such Distribution Date.

         "Recoveries" on any Determination Date shall mean all amounts received, including Insurance Proceeds and amounts withdrawn from the Dealer Accounts and applied in payment of Receivables, by the Servicer during the Collection Period immediately preceding such Determination Date with respect to Receivables which have previously become Defaulted Receivables.

         "Registered Certificateholder" shall mean the Holder of a Registered Certificate.

         "Registered Certificates" shall have the meaning specified in
Section 6.01.

         "Related Documents" shall mean, collectively, the Assignments and, with respect to any Series, any applicable Enhancement Agreement.

         "Related Records" shall have the meaning specified in Section 10.01.

         "Relevant Provinces" shall mean the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Prince Edward Island and Newfoundland. Nova Scotia will be deemed to be a "Relevant Province" at such time as the Seller (i) requests its inclusion in such definition and (ii) delivers to the Custodian an Opinion of Counsel to the effect that all registration documents, financing statements and all such similar instruments or documents required in connection therewith have been filed in such jurisdiction. Not later than five Business Days prior to the inclusion of Nova Scotia in the definition of "Relevant Provinces", the Seller shall give each Rating Agency notice of such inclusion.

         "Removal Commencement Date" shall have the meaning specified in
Section 2.07(b).

         "Removal Date" shall have the meaning specified in Section 2.07(c).

         "Removal Notice" shall have the meaning specified in Section
2.07(b).

         "Removed Account" shall have the meaning specified in Section
2.07(c).

         "Required Participation Amount" shall mean, at any date of determination, an amount equal to (a) the sum of the amounts for each Series obtained by multiplying the Required Participation Percentage for such Series by the Initial Invested Amount for such Series at such time plus (b) the Custodial Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date).

         "Required Participation Percentage" shall mean, with respect to any Series, the greater of 100% and the percentage specified therefor in the related Supplement.

         "Requirements of Law" for any Person shall mean the articles of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, provincial or local (including usury laws and any consumer protection and cost of credit disclosure laws).

         "Responsible Officer" shall mean the Chief Executive Officer, any Vice President or Assistant

Vice President Corporate Trust Division, of the Custodian or any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Revolving Period" shall mean, with respect to any Series, the period specified as such in the related Supplement.

         "Seller" shall mean Chrysler Credit Canada Ltd., a Canadian corporation, and its successors in interest to the extent permitted hereunder.

         "Seller's Interest" shall have the meaning specified in Section 4.01.

         "Seller's Invested Amount" shall mean, at any date of determination, an amount equal to the Pool Balance at such time minus the aggregate Invested Amounts for all outstanding Series at such time.

         "Seller's Master Custodial Certificates" shall mean, collectively, the CCCL Certificate and any outstanding Supplemental Certificates.

         "Series" shall mean any series of Investor Master Custodial
Certificates.

         "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor Master Custodial Certificateholders of any Series or Class, as specified in any Supplement.

         "Series Adjusted Invested Amount" shall mean, with respect to any outstanding Series and for any Collection Period, the sum of (a) the Initial Invested Amount of the Investor Master Custodial Certificates of such Series on the Determination Date occurring in such Collection Period (after giving effect to any changes therein to be made on the following Distribution Date pursuant to the applicable Supplement) after subtracting therefrom the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement) of investor charge offs for such Series as of the last day of the immediately preceding Collection Period over the aggregate reimbursement of such investor charge offs as of such last day, and
(b) the Available Subordinated Amount, if any, with respect to such Series, on the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date pursuant to the applicable Supplement) (or the initial Available Subordinated Amount with respect to any Collection Period occurring prior to the first Determination Date following the related Series Issuance Date).

         "Series Allocable Defaulted Amount" shall mean, with respect to any Series and for any Collection Period, the product of the Series Allocation Percentage and the Defaulted Amount with respect to such Collection Period.

         "Series Allocable Miscellaneous Payments" shall mean, with respect to any Series and for any Collection Period, the product of the Series Allocation Percentage and the amount of Miscellaneous Payments for such Collection Period.

         "Series Allocable Non-Principal Collections" shall mean, with respect to any Series and for any Collection Period, the product of the Series Allocation Percentage and the amount of Collections of Non-Principal Receivables deposited in the Collection Account for such Collection Period.

         "Series Allocable Principal Collections" shall mean, with respect to any Series and for any Collection Period, the product of the Series Allocation Percentage and the amount of Collections of Principal Receivables deposited in the Collection Account for such Collection Period.

         "Series Allocation Percentage" shall mean, with respect to any Series and for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount for such Collection Period and the denominator of which is the Custodial Adjusted Invested Amount for such Collection Period.

         "Series Cut-Off Date" shall mean, with respect to any Series, the date specified as such in the related Supplement.

         "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Master Custodial Certificates of such Series are to be originally issued in accordance with Section 6.03 and the related Supplement.

         "Service Default" shall have the meaning specified in Section 10.01.

         "Series Securities" shall mean any debt obligations, co-ownership certificates, trust certificates or other securities issued by the Holders of any Series or Class which are secured by or evidence undivided ownership interests or beneficial interests in the undivided ownership interest in the Purchased Property represented by the Series or Class.

         "Service Transfer" shall have the meaning specified in Section 10.01.

         "Servicer" shall initially mean CCCL, in its capacity as Servicer under this Agreement, and after any Service Transfer, the Successor Servicer.

         "Servicing Fee" shall have the meaning specified in Section 3.02.

         "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Custodian by the Servicer as such list may from time to time be amended.

         "Standard & Poor's" shall mean Standard & Poor's Corporation or its successor.

         "Successor Servicer" shall have the meaning specified in Section 10.02(a).

         "Supplement" shall mean, with respect to any Series, a Supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Master Custodial Certificates of such Series pursuant to Section 6.03, and all amendments thereof and supplements thereto.

         "Supplemental Certificate" shall have the meaning specified in
Section 6.03(c).

         "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel satisfactory to the addressee to the effect that for purposes of the Income Tax Act and the corporations capital and income tax legislation of the Province of Ontario:

                  (a) such action will not adversely affect the characterization of the Investor Master Custodial Certificates of any outstanding Series or Class as evidencing undivided ownership interests in the Purchased Property,

                  (b) except to the extent that proceeds from the disposition of Account Assets in which a Holder has an interest may be subject to tax in the hands of the Holder, such action will not cause or constitute a taxable event with respect to any Investor Master Custodial Certificateholders or the Custodian, and

                  (c) in the case of Section 6.03(b), the Investor Master Custodial Certificates of the new Series will be characterized as evidencing undivided ownership interests in the Purchased Property.

         "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

         "Termination Notice" shall have the meaning specified in Section
10.01.

         "Termination Proceeds" shall have the meaning specified in Section 12.02(c).

         "Transaction Documents" shall have the meaning specified in Section 7.04(a).

         "Transfer" shall have the meaning specified in Section 2.01 and "Transfers", "Transferred" and "Transfer" shall have corresponding meanings when used as a verb or noun.

         "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.04.

         "Transfer Date" shall have the meaning specified in Section 2.01.

         "Transfer Deposit Amount" shall mean, with respect to any Receivable Transferred to the Seller or the Servicer, as applicable, pursuant to Section 2.04(c) or Section 3.03, the amounts specified in such Sections.

         "Unallocated Principal Collections" shall have the meaning specified in Section 4.04.

         "Used Vehicle" shall mean any Vehicle held for sale by a Dealer that is determined to be a "used" Vehicle in accordance with the Servicer's standard wholesale servicing practices.

         "Vehicle" shall mean an automobile or light-duty truck.

SECTION 1.02   Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have their defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in Canada. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles in Canada, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

                  (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) In this Agreement, any reference to the Transfer to or by the Custodian of any property, or the holding or ownership by the Custodian of any property, shall be deemed to refer to any such Transfer, holding or ownership, as the case may be, to, for and on behalf of the Holders from time to time of Master Custodial Certificates.


                                  ARTICLE II
                          Conveyance of Receivables

SECTION 2.01 Conveyance of Receivables. By execution of this Agreement and in consideration of the issuance by the Custodian to the Seller of the Seller's Master Custodial Certificates, the transfer by the Custodian to the Seller of the proceeds in respect of the issuance of the Investor Master Custodial Certificates from time to time and the covenants and agreements contained in this Agreement, the Seller does hereby sell, transfer, assign, set over and convey ("Transfer"), without recourse (except as expressly provided herein), to the Custodian, as agent for and on behalf of the Holders from time to time of Master Custodial Certificates, on the first Closing Date, in the case of the Initial Accounts, and on the applicable Addition Date, in the case of Additional Accounts, to be held by the Custodian on behalf of such Holders as tenants in common, all of the Seller's right, title and interest in, to and under the Receivables in each Account, all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto after the Cut-Off Date, in the case of the Initial Accounts, and after the applicable Additional Cut-Off Date, in the case of Additional Accounts, including interest thereon and all other non-principal charges with respect thereto (including insurance service fees and handling fees and Recoveries) and all proceeds thereof. As of each Business Day prior to the earlier of (i) the occurrence of an Early Amortization Event specified in Section 9.01(b), (c), (d) or (e) and (ii) the Custodial Termination Date (each such Business Day being a "Transfer Date"), and in consideration of the issuance by the Custodian to the Seller of the Seller's Master Custodial Certificates, the transfer by the Custodian to the Seller of the proceeds in respect of the issuance of the Investor Master Custodial Certificates from time to time and the covenants and agreements contained in this Agreement, the Seller does hereby Transfer without recourse (except as expressly provided herein) and without further action on the part of the Seller, to the Custodian, as agent for and on behalf of the Holders from time to time of Master Custodial Certificates, to be held by the Custodian on behalf of such Holders as tenants in common, all of the Seller's right, title and interest in, to and under the Receivables in each Account (other than any Receivables created in any Designated Account from and after the applicable Removal Commencement Date), all Collateral Security with respect thereto owned by the Seller at the close of business on such Transfer Date and not theretofore conveyed to the Custodian, and all monies due or to become due and all amounts received with respect thereto on and after such Transfer Date, including interest thereon and all other non-principal charges with respect thereto (including insurance service fees and handling fees and Recoveries) and all proceeds thereof. Such Receivables, Collateral Security, monies, amounts and proceeds in or relating to any Initial Accounts and Additional Accounts (the "Account Assets") together with all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, any Enhancements and all contractual rights and remedies of the Custodian under this Agreement, the Related Documents and the related Supplements shall collectively constitute the assets held by the Custodian as aforesaid pursuant to this Agreement as agent for and on behalf of the Holders from time to time of the Master Custodial Certificates (the foregoing, whether now existing or hereafter created, being referred to in this Agreement as the "Purchased Property"). The foregoing Transfers do not constitute, and are not intended to result in, the creation or an assumption by the Custodian, any Agent or any Enhancement Provider of any obligation of the Servicer, the Seller, CCL or any other Person in connection with the Account Assets or under any agreement or instrument relating thereto, including any obligation to any Dealers.

         On the first Closing Date and each Addition Date the Seller shall, to implement the related Transfers, duly execute and deliver a written assignment in substantially the form of Exhibit B and record and file, at its own expense, a proper financing statement and all necessary registration documents, financing change statements and all such other similar instruments or documents, as the case may be, necessary or desirable under the applicable PPSA and in such manner, at such times and in such jurisdictions as are necessary to preserve, protect and perfect the Transfers of the Account Assets to the Custodian, as agent for and on behalf of the Holders from time to time of Master Custodial Certificates, and to deliver a file stamped copy of such financing statements or other appropriate evidence of such filing under the applicable PPSA to the Custodian on or prior to the first Closing Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts, and (if any additional filing is so necessary) as soon as practicable after each Transfer Date. Except to the extent of ensuring that the Seller has delivered an Opinion of Counsel at the time and in the form required by this Agreement, the Custodian shall be under no obligation whatsoever to ensure that the recordings and filings required by this Section to be made by the Seller have been made.

         In connection with such Transfers, the Seller further agrees, at its own expense, on or prior to the first Closing Date, in the case of the Initial Accounts, each applicable Addition Date, in the case of Additional Accounts, each Transfer Date (other than in the case of clause (b) of this paragraph), and the applicable Removal Commencement Date, in the case of Removed Accounts, (a) to indicate in its computer files that the Account Assets (other than those relating to Removed Accounts) have been

Transferred to the Custodian and (b) to deliver to the Custodian a computer file or microfiche or written list containing a true and complete list of all such Accounts (other than Removed Accounts) specifying for each such Account, as of the Cut-Off Date, in the case of the Initial Accounts, the applicable Additional Cut-Off Date, in the case of Additional Accounts, and the applicable Removal Commencement Date, in the case of Removed Accounts, (i) its account number, (ii) the aggregate amount of Receivables outstanding in such Account and (iii) the aggregate amount of Principal Receivables in such Account. Such file, microfiche or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement. The Custodian shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in Schedule 1 from time to time.

SECTION 2.02   Acceptance by Custodian; Appointment of Custodian.

                  (a) Subject to the terms and conditions hereof, the Custodian hereby acknowledges its acceptance of and agreement to accept hereafter, as agent for and on behalf of the Holders from time to time of Master Custodial Certificates, delivery of all right, title and interest previously held by the Seller in, to and under the Account Assets now and hereafter Transferred to the Custodian pursuant to Section 2.01. The Custodian agrees to act as the agent of the Holders from time to time of Master Custodial Certificates to perform the functions and services and exercise the authority conferred on it by such Holders pursuant to this Agreement. The Custodian further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Seller deliv ered to the Custodian the computer file or microfiche or written list relating to the Initial Accounts described in the last paragraph of Section 2.01.

                  (b) Each Master Custodial Certificateholder, by its purchase of the undivided ownership interest in the Purchased Property evidenced by its acceptance of its Master Custodial Certificate and without further action, hereby irrevocably appoints, empowers and instructs the Custodian to purchase the Account Assets forming part of the Purchased Property as agent for and on behalf of the Master Custodial Certificateholders and to hold the Purchased Property as agent for and on behalf of the Master Custodial Certificateholders as tenants in common and authorizes, empowers and instructs the Custodian to take in its name or in the name of the Master Custodial Certificateholder or any of them all actions and exercise on behalf of the Master Custodial Certificateholders all rights of such Holders specifically contemplated by this Agreement or any Supplement hereto, including the issuance from time to time of Master Custodial Certificates to the Seller and other Persons who agree to purchase undivided ownership interests as tenants in common in the Purchased Property evidenced by Master Custodial Certifi cates, the right to receive and hold for the account of the Master Custodial Certificate holders all Collections and other amounts relating to the Account Assets or other Purchased Property and to handle and disburse such Collections and other amounts in accordance with this Agreement, the right to appoint the Servicer and any Successor Servicer, the right to service and administer the Purchased Property in accordance with this Agreement, the right to release Purchased Property in accordance with this Agreement (including to permit the Seller or any other Person to retain possession of some or all of the Purchased Property) and the right to enforce the Account Assets and the obligations of the Seller and Servicer under this Agreement. Except as expressly set forth in this Agreement, the authority of the

                  Custodian to take such actions and exercise such rights hereunder shall be exclusive and no Master Custodial Certificateholder shall have the right to possess the Purchased Property or the proceeds thereof or to enforce or service the Purchased Property on its own behalf. Each Master Custodial Certificate holder hereby irrevocably authorizes, empowers and instructs the Custodian to execute and deliver on its behalf, as attorney-in-fact or otherwise, all such documents and instruments as may be necessary or desirable to accomplish the foregoing.

                  (c) The Custodian shall have no power to create, assume or incur indebtedness or other liabilities, relating to the Purchased Property or to Transfer the Purchased Property other than as contemplated in this Agreement.

SECTION 2.03 Representations and Warranties of the Seller Relating to the Seller and the Agreement. The Seller hereby represents and warrants to the Custodian and the Master Custodial Certificateholders and Enhancement Providers (if any) that:

                  (a) Organization and Good Standing. The Seller is a corporation duly incorporated and validly existing and in good standing under the Canada Business Corporations Act and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to Transfer the Account Assets to the Custodian, as contemplated herein.

                  (b) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

                  (c) Due Authorization. The execution and delivery of this Agreement and the applicable Supplement and the Related Documents and the consummation of the transactions provided for or contemplated by this Agreement and the applicable Supplement and the Related Documents, have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

                  (d) No Breach. The execution and delivery of this Agreement, the applicable Supplement and the Related Documents, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the Related Documents and the fulfillment of the terms hereof and thereof, will not result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound.

                  (e) No Violation. As of the applicable Closing Date, the execution and delivery of this Agreement, the applicable Supplement and the Related Documents, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the

                  Related Documents and the fulfillment of the terms hereof and thereof applicable to the Seller, will not violate any material Requirements of Law applicable to the Seller.

                  (f) No Proceedings. As of the applicable Closing Date, there are no proceedings or, to the knowledge of the Seller, investigations pending or threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, the applicable Supplement or any of the Related Documents, (ii) seeking to prevent the issuance of any of the Master Custodial Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement or the Related Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement and the applicable Supplement or the Related Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the applicable Supplement, the Related Documents or the Master Custodial Certificates or (v) seeking (except to the extent expressly disclosed in the applicable Supplement) to affect adversely or challenge or dispute filing positions taken by the Seller with respect to the income or capital tax attributes of the transactions contemplated by this Agreement or the Account Assets under any federal or provincial income or capital tax legislation.

                  (g) All Consents Required. As of the applicable Closing Date, all appraisals, authorizations, consents, orders, approvals or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of this Agreement, the applicable Supplement and the Related Documents, the performance of the transactions contemplated by this Agreement, the applicable Supplement and any of the Related Documents, and the fulfillment of the terms hereof and thereof, have been obtained.

                  (h) Enforceability. This Agreement and the applicable Supplement and the Related Documents each constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, including the PPSA, now or hereafter in effect affecting the enforce ment of creditors' rights in general and to the extent such bankruptcy laws render contractual provisions ineffective, and except as such enforceability may be limited by general principles of equity.

                  (i) Record of Accounts. As of the first Closing Date, in the case of the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Commencement Date, in the case of Designated Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date, the applicable Additional Cut-Off Date or the applicable Removal Commencement Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Account Assets existing thereunder is true and correct in all material respects as of the Cut-Off Date, such applicable Additional Cut-Off Date or such Removal Commencement Date, as the case may be.

                  (j) Valid Transfer. Each Assignment constitutes a valid Transfer to the Custodian of all right, title and interest of the Seller in, to and under the Account Assets and, upon the filing of the financing statements and the other instruments and documents described in Sections 2.01 and
                  2.02 in the manner and at the times contemplated thereunder, the Custodian will have a first priority perfected ownership interest in such Account Assets except for Liens expressly permitted by this Agreement. Except as otherwise provided in this Agreement, neither the Seller nor any Person claiming through or under the Seller (other than the Custodian) has any claim to or interest in the Account Assets.

         The representations and warranties set forth in this Section 2.03 shall survive the Transfer of the Account Assets to the Custodian and the issuance of the Master Custodial Certificates. Upon discovery by the Seller, the Servicer, any Agent or the Custodian of a breach of any of the foregoing representa tions and warranties, the party discovering such breach shall give prompt written notice to the other parties, the Master Custodial Certificateholders, any Agent and to any Enhancement Providers.

         In the event of any breach of any of the representations and warranties set forth in this Sec tion 2.03 having a material adverse effect on the interests of the Investor Master Custodial Certificate holders of any Series, then either the Custodian or the Holders of Investor Master Custodial Certificates evidencing more than 50% of the aggregate unpaid principal amount of Investor Master Custodial Certificates of such Series (or any other Person specifically authorized in the applicable Supplement to take such action on behalf of Master Custodial Certificateholders of such Series), by notice then given in writing to the Seller (and to the Custodian, any Enhancement Providers and the Servicer if given by the Investor Master Custodial Certificateholders), may direct the Seller to purchase such Master Custodial Certificateholders' Interest within 60 days of such notice (or within such longer period as may be speci fied in such notice), and the Seller shall be obligated to make such purchase on a Distribution Date occurring within such 60 day or longer period on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, by the last Distribution Date occurring prior to the end of such 60 day period (or such longer period as may be specified), the representations and warranties set forth in this Section 2.03 shall be satisfied in all material respects, and any material adverse effect on such Master Custodial Certificateholders' Interest caused thereby shall have been cured.

         The Seller shall deposit in the Collection Account in immediately available funds on the Business Day preceding such Distribution Date, in payment for such purchase, an amount equal to the sum of the amounts specified with respect to each Series to be purchased as provided above in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Investor Master Custodial Certificateholders of such Series on such Distribution Date in accordance with Article IV and the terms of each Supplement. The obligation of the Seller to purchase the Master Custodial Certificateholders' Interest pursuant to this Section 2.03 as described herein shall constitute the sole remedy respecting an event of the type specified in the first sentence of this
Section 2.03 available to the Investor Master Custodial Certificateholders (or the Custodian on behalf of the Investor Master Custodial Certificateholders) or any Enhancement Providers, except as otherwise provided in Section 7.03.

SECTION 2.04 Representations and Warranties of the Seller Relating to the Receivables.

                  (a) Representations and Warranties. The Seller hereby represents and warrants to the Custodian and the Master Custodial Certificateholders and Enhancement Providers (if any) that:

                           (i)      All Account Assets existing on the
                                    Cut-Off Date or, in the case of Addi-
                                    tional Accounts, on the applicable
                                    Addition Date and all Account Assets
                                    Transferred to the Custodian on each
                                    Transfer Date will have been Transferred by the Seller to the Custodian free and clear of any Lien, except as otherwise expressly permitted by this Agreement.

                           (ii)     With respect to all Account Assets
                                    existing on the Cut-Off Date or, in the
                                    case of Additional Accounts, on the
                                    applicable Additional Cut-Off Date and
                                    all Account Assets Transferred to the
                                    Custodian on each Transfer Date, all
                                    consents, licenses, approvals or
                                    authorizations of or registrations or
                                    declarations with any Governmental
                                    Authority required to be obtained,
                                    effected or given by the Seller or the
                                    Custodian in con nection with the
                                    Transfer of such Account Assets by the
                                    Seller to the Custodian have been duly
                                    obtained, effected or given and are in
                                    full force and effect.

                           (iii) On the Cut-Off Date, each Initial Account is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional Cut-Off Date, each such Additional Account is an Eligible Account.

                           (iv) On the first Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Addition Date, and on each Transfer Date, each Receivable Transferred to the Custodian on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is Transferred to the Custodian in accordance with Section 2.09.

                  (b) Notice of Breach. The representations and warranties set forth in this Section 2.04 shall survive the Transfer of the Receivables by the Seller to the Custodian and the issuance of the Master Custodial Certificates. Upon discovery by the Seller, the Servicer, any Agent or the Custodian of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties, the Master Custodial Certificateholders, any Agent and to any Enhancement Providers.

                  (c) Reassignment. In the event any representation or warranty under Section 2.04(a) is not true and correct as of the date specified therein with respect to any Account Asset or Account and with respect to any particular Series such breach has a material adverse effect on the related Master Custodial Certificateholders' Interest in any such Account Asset or the Purchased Property applicable to such Account, then, on the last Determination Date occurring within 30 days (or such longer period as may be agreed to by the Custodian) of the earlier to occur of the discovery of any such event by the Seller or the Servicer, or receipt by the Seller or the Servicer of written notice of any such event given by the Custodian, any Agent or any Enhancement Provider, the Seller shall accept a Transfer by the Custodian of such Account Asset or, in the case of such an untrue representation or warranty with respect to an Account, all Account Assets relating to such Account, on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such Transfer shall be required to be made with respect to any such Account Asset if, by such Determination Date, the breached representation or warranty shall then be true and correct in all material respects and any such material adverse effect caused thereby shall have been cured.

         The Seller shall accept a Transfer by the Custodian of each such Account Asset by directing the Servicer to deduct, subject to the next sentence, the principal amount of the related Receivables from the Pool Balance on or prior to the end of the Collection Period in which such Transfer obligation arises. If, following such deduction, the Seller's Invested Amount would be less than the Custodial Available Subordinated Amount on the applicable Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then not later than 12:00 noon on the day on which such Transfer occurs, the Seller shall deposit in the Collection Account in immediately available funds the amount (the "Transfer Deposit Amount") by which the Seller's Invested Amount would be less than such Custodial Available Subordinated Amount (up to the principal amount of such Receivables); provided that if the Transfer Deposit Amount is not deposited as required by this sentence, then the principal amounts of such Receiv ables shall only be deducted from the Pool Balance to the extent that the Seller's Invested Amount is not reduced below the Custodial Available Subordinated Amount and the Receivables the principal amounts of which have not been so deducted shall not be Transferred to the Seller and shall remain part of the Purchased Property. Upon Transfer by the Custodian of any such Account Asset, but only after payment by the Seller of the Transfer Deposit Amount, if any, the Custodian shall automatically and without further action be deemed to Transfer to the Seller, without recourse, representation or warranty, all the right, title and interest of the Custodian in and to such Account Asset. The Custodian shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the Transfer of such Account Assets pursuant to this Section. The obligation of the Seller to accept a Transfer of any such Account Asset and to pay any related Transfer Deposit Amount shall constitute the sole remedy respecting the event giving rise to such obligation avail able to the Custodian or to Master Custodial Certificateholders or any Enhancement Providers, except as otherwise provided in Section 7.03.

SECTION 2.05   Addition of Accounts.

                  (a) If, as of the close of business on the last day of any Collection Period, the Pool Balance on such day is less than the Required Participation Amount as of the following Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date (including pursuant to the terms of any Supplement relating to excess funding accounts or other arrangements corresponding to excess funding accounts involving fluctuating levels of investments in Principal Receivables)), then the Seller shall, within 10 Business Days following the end of such Collection Period, Transfer to the Custodian, the Account Assets of additional designated Eligible Accounts of the Seller to be included as Accounts in a sufficient amount such that after giving effect to such addition the Pool Balance as of the close of business on the Addition Date is at least equal to such Required Participation Amount. The Seller shall satisfy the conditions specified in Section 2.05(d) in designating such Additional Accounts and Transferring the related Account Assets to the Custodian. The failure of the Seller to

                  Transfer Account Assets to the Custodian as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided, however, that any such failure will nevertheless result in the occurrence of an Early Amortization Event described in
                  Section 9.01(a).

                  (b) The Seller may from time to time, at its sole discretion, subject to the conditions specified in Section 2.05(d), voluntarily designate additional Eligible Accounts to be included as Accounts and Transfer to the Custodian the Account Assets of such Additional Accounts.

                  (c) Account Assets from such Additional Accounts shall be Transferred to the Custodian, effective on a date (the "Addition Date") specified in a written notice provided by the Seller (or the Servicer on its behalf) to the Custodian, the Rating Agencies, any Agent and any Enhancement Providers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or before the fifth Business Day but not more than the 30th day prior to the related Addition Date (the "Notice Date").

                  (d) The Seller shall be permitted to Transfer to the Custodian the Account Assets of any Additional Accounts designated by the Seller as such pursuant to Section 2.05(a) or (b) only upon satisfaction of each of the following conditions on or prior to the related Addition
                  Date:

                           (i)      the Seller shall have provided the
                                    Custodian, any Agent, the Rating Agencies and any Enhancement Providers with a timely Addition Notice;

                           (ii) such Additional Accounts shall all be Eligible Accounts;

                           (iii) the Seller shall have delivered to the Custodian a duly executed Assignment and the computer file, microfiche or written list required to be delivered pursuant to
                                    Section 2.01;

                           (iv) the Seller shall, to the extent required by Section 4.03, have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

                           (v) (A) no selection procedures believed by the Seller to be adverse to the interests of the Investor Master Custodial Certificateholders and Enhancement
                                    Providers were used in selecting such
                                    Additional Accounts; (B) the file,
                                    microfiche or list of Additional Accounts delivered pursuant to clause (iii) above is true and correct in all material respects as of the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, the Seller was not insolvent, will not have been made insolvent by such Transfer and is not aware of any pending insolvency;

                           (vi) the Rating Agency Condition shall have been satisfied with respect to such addition of Additional Accounts;

                           (vii) the addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event;

                           (viii) the Seller shall have delivered to the Custodian and any Enhancement Providers a certificate of a Vice President or more senior officer (upon which, in the absence of knowledge to the contrary, they shall be entitled conclusively to rely without making inquiries with regard to the matters set forth therein and without liability in so relying) confirming (A) the items set forth in paragraphs (ii) through (vii) above and
                                    (B) that the Seller reasonably believes
                                    that the addition of the Receivables
                                    arising in such Additional Accounts will not result in the occurrence of an Early Amortization Event; and

                           (ix) on or before each Addition Date, the Seller shall have delivered to the Custodian, the Rating Agencies, any Agent and any Enhancement Providers (A) an Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Exhibit D2 and (B) except in the case of an addition required by Section 2.05(a), a Tax Opinion with respect to such addition.

                  (e) The Seller by Transferring the Account Assets of any Additional Account shall be deemed to have represented and warranted to the Custodian and any Enhancement Providers as of the applicable Addition Date as to the matters set forth in Section 2.05(d)(v). Upon discovery by the Seller, the Servicer, any Agent, the Custodian or any Enhancement Providers of a breach of the foregoing representation and warranty, the party discovering the breach shall give prompt written notice to the other parties, to any Agent and to any Enhancement Providers.

SECTION 2.06 Covenants of the Seller. The Seller hereby covenants that:

                  (a) No Liens. Except for the Transfers hereunder or as provided in Section 6.03(c), the Seller will not sell, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien, except for Liens created by persons not claiming through or under the Seller, on, any of the Purchased Property, or any interest therein, or on the Seller's Interest or the Seller's Master Custodial Certificates and the Seller shall defend the right, title and interest of the Custodian in, to and under the Purchased Property, and any rights, remedies, powers and privileges relating thereto, against all claims of third parties claiming through or under the Seller.

                  (b) Delivery of Collections. In the event that the Seller receives payments in respect of Receivables, the Seller agrees to pay or cause to be paid to the Servicer or any Successor Servicer all payments received thereby in respect of the Receivables as soon as practicable after receipt thereof, but in no event later than two Business Days after the receipt by the Seller thereof.

                  (c) Notice of Liens. The Seller shall notify the Custodian promptly after becoming aware of any sale, pledge, assignment, transfer or Lien of or on any of the Purchased Property or any part thereof other than the Transfers hereunder.

                  (d) Compliance with Law. The Seller hereby agrees to comply in all material respects with all Requirements of Law applicable to the Seller.

                  (e) Stock; Merger. The Seller will not (i) sell any shares of any class of its voting capital stock to any Person (other than CFC) if the effect of the sale or series of sales would be that CFC no longer owns, directly or indirectly, at least a majority of the issued and outstanding shares in the capital stock of the Seller which are entitled to vote under all circumstances for the election of the Board of Directors of the Seller, or enter into any transaction of merger, amalgamation or consolidation or sell, lease, transfer or otherwise convey all or substantially all of its assets, unless (A) the surviving Person of such merger, amalgamation or consolidation or the Person to whom such assets are sold, leased, transferred or otherwise conveyed assumes all of the Seller's obligations under this Agreement, (B) the Seller shall have given the Rating Agencies and the Custodian at least 10 days' prior notice and the Rating Agency Condition shall have been satisfied with respect to such transaction and (C) such merger, amalgamation or consolidation or sale, lease, transfer or conveyance does not conflict with any provisions of the Articles of Incorporation of the Seller, or (ii) terminate, liquidate or dissolve itself or wind up (or suffer any termination, liquidation or dissolution or wind up).

SECTION 2.07   Removal of Eligible Accounts.

                  (a) On each Determination Date the Seller shall have the right to purchase all (but not less than all) of the Investor Master Custodial Certificateholders' right, title and interest in or to all the Account Assets of one or more Accounts in consideration of an increase in the Master Custodial Certificateholders' Interests and remove such Accounts from Schedule 1 in the manner prescribed in
                  Section 2.07(b).

                  (b) To remove Accounts, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

                           (i) not less than five Business Days prior to the Removal Commencement Date, furnish to the Custodian, any Agent, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the Determination Date on which purchase and removal of the Account Assets of one or more Accounts will commence (a "Removal Commencement Date") and the Accounts the future generated Account Assets of which are no longer to form part of the Purchased Property (the "Designated Accounts");

                           (ii) determine on the Removal Commencement Date with respect to such Designated Accounts the aggregate balance of Principal Receivables in respect of each such Designated Account (the "Designated Balance") and deliver as of such Removal Commencement Date a list of the Designated Accounts and the related Designated Balance for each to the Custodian and amend Schedule 1 on the Removal Date by delivering to the Custodian, a computer file, microfiche or written list containing a true and complete list of the Removed Accounts specifying the account number for each such Account;

                           (iii) from and after such Removal Commencement Date, cease to Transfer to the Custodian any and all Account Assets arising in such Designated Accounts;

                           (iv) represent and warrant to the Custodian that the removal of such Eligible Accounts on any Removal Date shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

                           (v) represent and warrant to the Custodian that no selection procedures believed by the Seller to be adverse to the interests of the Custodian, the Investor Master Custodial Certificateholders or
                                    Enhancement Providers were utilized in
                                    selecting the Designated Accounts;

                           (vi) represent and warrant to the Custodian as of the Removal Date that the list of Removed Accounts delivered pursuant to clause (ii) above is true and complete in all material respects;

                           (vii) represent and warrant to the Custodian that such removal will not result in a reduction or withdrawal of the rating of any outstanding Series Securities by the applicable Rating Agency;

                           (viii) deliver to the Custodian, each Rating Agency, any Agent and any Enhancement Providers a Tax Opinion, dated the Removal Commencement Date, with respect to such removal; and

                           (ix)     on or before the related Removal
                                    Commencement Date, deliver to the
                                    Custodian, any Agent and any Enhancement
                                    Providers an Officer's Certificate
                                    confirming the items set forth in clauses
                                    (iv) through (vii) above; the Custodian, in the absence of knowledge to the contrary, may conclusively rely on such Officer's Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

No Designated Accounts shall be so removed if such removal will result in a reduction or withdrawal of the rating of any outstanding Series Securities by the applicable Rating Agency.

                  (c) All Account Assets arising in such Designated Accounts prior to the Removal Commencement Date shall continue to be Purchased Property from and after the Removal Commencement Date. On or after the date upon which the aggregate amount of Principal Receivables which constitute Account Assets in such Designated Accounts shall be zero (the "Removal Date"), upon the written request of the Servicer, the Custodian shall execute and deliver to the Seller a reassignment in substantially the form of Exhibit E (the "Reassignment") with respect to such Designated Accounts which thereupon shall be deemed to be removed from the Purchased Property for all purposes (a "Removed Account").

SECTION 2.08   Removal of Ineligible Accounts.

                  (a) On any date on which an Account becomes an Ineligible Account (which date shall be deemed to be the Removal Commencement Date) the Seller shall commence removal of the Account Assets of such Ineligible Account in the manner prescribed in Section 2.08(b); provided, however, that if an Account ceases to be a wholesale financing account of the Seller, the Designated Balance of the Account is zero and the Account is not otherwise an Ineligible Account, such Account shall only become an Ineligible Account on the date it is included by the Seller in a Removal Notice under
                  Section 2.08(b)(i).

                  (b) With respect to each Account that becomes an Ineligible Account, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

                           (i) promptly furnish to the Custodian, any Agent and any Enhancement Providers a Removal Notice specifying the Removal Commencement Date and the Ineligible Accounts to be treated as Designated Accounts;

                           (ii) determine on the Removal Commencement Date with respect to such Designated Accounts, the Designated Balance with respect to each such Designated Account and deliver as of such Removal Commencement Date a list of the Designated Accounts and the related Designated Balance for each to the Custodian and amend Schedule 1 on the Removal Date by delivering to the Custodian a computer file, microfiche or written list containing a true and complete list of the Removed Accounts specifying the account number for each such Account; and

                           (iii) from and after such Removal Commencement Date, cease to Transfer to the Custodian any and all Account Assets arising in such Designated Accounts.

                  (c) All Account Assets arising in such Designated Accounts prior to the Removal Commencement Date shall continue to be Purchased Property from and after the Removal Commencement Date. On or after the Removal Date relating to such Designated Accounts, upon the written request of the Servicer, the Custodian shall execute and deliver to the Seller a Reassignment with respect to such Designated Accounts and such Designated Accounts shall be deemed Removed Accounts.

SECTION 2.09 Sale of Ineligible Receivables. The Seller shall sell to the Custodian on each Transfer Date any and all Account Assets that relate to Ineligible Receivables arising in any Eligible Accounts, provided that (a) on the Cut-Off Date or, in the case of Additional Accounts, on the related Additional Cut-

Off Date, and on the applicable Transfer Date, the Account in which such Ineligible Receivables arise is an Eligible Account and (b) the Custodial Incremental Subordinated Amount is adjusted in accordance with the definition of Custodial Incremental Subordinated Amount.


                                 ARTICLE III
                 Administration and Servicing of Receivables

SECTION 3.01 Acceptance of Appointment and Other Matters Relating to the
Servicer.

                  (a) The Servicer is hereby appointed by the Custodian to service and administer the Account Assets, collect payments due under the Receivables and charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables which the Servicer services for its own account and in accordance with the Floorplan Financing Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Custodian on account of the occurrence of a Service Default pursuant to
                  Section 10.01, (i) to instruct the Custodian to make withdrawals and payments from the Collection Account and any Series Account as set forth in this Agreement, (ii) to instruct the Custodian to take any action required or permitted under any Enhancement, (iii) to execute and deliver, on behalf of the Custodian, the Master Custodial Certificateholders and the Enhancement Providers, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law and to commence enforcement proceedings with respect to such Receivables, (iv) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, any Governmental Authority as may be necessary or advisable to comply with any Requirements of Law and (v) to delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement; provided, however, that the Servicer shall notify the Custodian, the Rating Agencies, any Agent and any Enhancement Providers in writing of any such delegation of its duties which is not in the ordinary course of its business, that no delegation will relieve the Servicer of its liability and responsibility with respect to such duties and that the Rating Agency Condition shall have been satisfied with respect to any such delegation. The Custodian as agent for and on behalf of the Holders of the Master Custodial Certificates shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  (b) The parties hereto agree that Non-Principal
                  Receivables, whenever created, that have accrued in respect of Principal Receivables which have been Transferred to the

                  Custodian, shall continue to be a part of the Purchased Property notwithstanding any cessation of the Transfer of additional Principal Receivables to the Custodian and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

                  (c) The Servicer shall not, and any Successor Servicer shall not be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Account Assets from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other wholesale receivables.

                  (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Account Assets in accordance with the Floorplan Financing Agreements relating to the Accounts and the Floorplan Financing Guidelines, except insofar as provided in the related Supplement. Subject to compliance with all Require-ments of Law, the Servicer (or the Seller) may change the terms and provisions of the Floorplan Financing Agreements or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge offs and the rate of the finance charge assessed thereon), only if (i) as a result of such change, in the reasonable judgment of the Servicer no Early Amortization Event will occur at any time and none of the Enhancement Providers, if any, or the Master Custodial Certificateholders shall be adversely affected in any material respect, (ii) such change is made applicable to the comparable segment, if any, of wholesale accounts owned or serviced by the Servicer which have characteristics the same as, or substantially similar to, the Accounts which are the subject of such change and (iii) such change is not prohibited as provided in the related Supplement.

                  (e) All Collections shall be held in trust by the Servicer for the benefit of the Master Custodial Certificateholders and the Enhancement Providers and, within two Business Days after receipt thereof, shall be segregated from the Servicer's own funds and identified in relation to each related Receivable. In the event that for any reason payments on an Account cannot be identified as relating to a specific Receivable, then the Seller and the Servicer agree that such payments shall be allocated with respect to
                  (i) the principal balance of such Account first to the oldest principal balance of such Account and (ii) interest due under such Account first to interest due on such oldest principal balance. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Custodian shall continue to be a part of the Purchased Property notwithstanding any cessation of the transfer of additional Principal Receivables to the Custodian and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

SECTION 3.02 Servicing Compensation. CCCL, as Seller and initial Servicer, agrees that the consideration received by it for the Account Assets shall constitute full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph. If a Successor Servicer other than CCCL or any of its Affiliates shall be appointed as the Servicer, such Successor Servicer shall be entitled to receive the Servicing Fee on each Distribution Date on or prior to the Custodial Termination Date payable in arrears. The "Servicing Fee" shall be the aggregate of the Monthly Servicing Fees, if applicable, specified in the Supplements. The Servicing Fee shall be payable to the Successor Servicer solely to the extent amounts are available for payment in accordance with the terms of the Supplements.

         The Servicer's expenses include the amounts due to the Custodian in respect of its services as set forth in Section 11.05 and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder, and including all other fees and expenses relating to the Purchased Property not expressly stated herein to be for the account of the Master Custodial Certificateholders. The Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than, in the case of a Successor Servicer, the Servicing Fee, if any. The Servicer will be solely responsible for all fees and expenses incurred by or on behalf of the Servicer in connection herewith and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Purchased Property (other than, in the case of a Successor Servicer, the Servicing Fee, if any). Notwithstanding anything to the contrary contained in this Agreement or any Supplement, if the Custodian is appointed as Successor Servicer pursuant to Section 10.02, CCCL, as Seller and initial Servicer, shall reimburse the Custodian for the Additional Custodial Servicing Expenses, if any, and, without limiting the foregoing rights of the Custodian, the Custodian shall be entitled to set off such Additional Custodial Servicing Expenses, if any, only against monies to be distributed to the Holder of the Seller's Master Custodial Certificate (subject to the rights of the Investor Master Custodial Certificateholders).

         CCCL, as Seller and initial Servicer, shall be responsible for paying Additional Issue Expenses relating to any Series.

SECTION 3.03 Representations, Warranties and Covenants of the Servicer.

                  (a) CCCL, as Servicer, hereby makes, and any Successor Servicer by its acceptance of its appointment hereunder shall make, on each Closing Date (and on the date of acceptance of any such appointment) the following representations, warranties and, in the case of clauses
                  (vii), (viii), (ix), (x), (xi) and (xii), covenants to and with the Custodian and the Enhancement Providers (if any):

                           (i) Organization and Good Standing. Such party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its wholesale receivable servicing business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the applicable Supplement.

                           (ii) Due Qualification. Such party is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Account Assets as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

                           (iii)    Due Authorization. The execution,
                                    delivery, and performance of this
                                    Agreement and the applicable Supplement
                                    has been duly authorized by such party by all necessary corporate action on the part thereof.

                           (iv) Binding Obligation. Each of this Agreement and the applicable Supplement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, including the PPSA, now or hereinafter in effect, affecting the enforcement of creditors' rights in general and to the extent such bankruptcy laws render contractual provisions ineffective, and except as such enforceability may be limited by general principles of equity.

                           (v) No Violation. The execution and delivery of this Agreement and the applicable Supplement by such party, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the fulfillment of the terms hereof and thereof applicable to such party will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to such party or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound.

                           (vi) No Proceedings. There are no proceedings or, to the knowledge of such party, investigations, pending or threatened against such party before any court, regulatory body, administrative agency or other tribunal or Governmental Authority seeking to prevent the issuance of the Master Custodial Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement, seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by such party of its obligations under this Agreement and the applicable Supplement, or seeking any determination or ruling that would materi ally and adversely affect the validity or enforceability of this Agreement and the applicable Supplement.

                           (vii) Compliance with Requirements of Law. Such party shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Account Assets, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Account Assets and will comply in all material respects with all Requirements of Law in connection with servicing the Account Assets the failure to comply with which would have a material adverse effect on the interests held by the Custodian or the rights of the Investor Master Custodial Certificate holders and Enhancement Providers.

                           (viii) No Rescission or Cancellation. Such party shall not permit any rescission or cancellation of a Receivable forming part of the Account Assets except as ordered by a court of competent jurisdiction or other Governmental Authority.

                           (ix) Protection of Rights of the Investor Master Custodial Certificateholders and Enhancement Providers. Such party shall take no action, nor omit to take any action, which would impair the rights of Investor Master Custodial
                                    Certificateholders and Enhancement
                                    Providers in the Account Assets nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Floorplan Financing Guidelines.

                           (x)      Servicer Concentration Account. The
                                    Servicer maintains deposit accounts
                                    (collectively, the "Concentration
                                    Account") into which it shall deposit all amounts paid by the Dealers under Floorplan Financing Agreements. The Servicer agrees (i) that it will not change this method of collection without the prior written consent of the Custodian, any Enhancement Providers and any Agents; (ii) with respect to amounts deposited into the Concentration Account in respect of a particular day, that it will not transfer such amounts from the Concentration Account until the Servicer has posted all Collections in respect of the Account Assets for such day and (iii) concurrently with the transfer of amounts from the Concentration Account in respect of a particular day, the Servicer will make the deposits and transfers required by the terms of this Agreement for such day.

                           (xi) Negative Pledge. Except for the Transfers hereunder to the Custodian, the Servicer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on, any of the Purchased Property Transferred to the Custodian, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the rights, title and interest of the Custodian, in, to and under any of the Purchased Property Transferred to the Custodian, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller or the Servicer.

                           (xii) Possession of Chattel Paper Forming Part of Account Assets. The Servicer shall at all times retain in its possession in Canada the chattel paper forming part of the Account Assets Transferred to the Custodian hereunder.

                  (b) Notice of Breach. The representations and warranties set forth in this Section 3.03 shall survive the Transfer of the Account Assets to the Custodian and the issuance of the Master Custodial Certificates. Upon discovery by the Seller, the Servicer, any Agent or the Custodian, of a breach of any of the representations and warranties set forth in this Section 3.03, the party discovering such breach shall give prompt written notice to the other parties, any Agent and to any Enhancement Providers.

                  (c) Purchase. In the event any covenant contained in
                  Section 3.03(a) (vii), (viii) or (ix) has been breached in any material respect with respect to any Account Asset or Account and such breach has a material adverse effect on the Master Custodial Certificateholders' Interest in such Account Asset or the Purchased Property applicable to such Account, then, on the last Determination Date occurring within 30 days (or such longer period as may be agreed to by the Custodian) of the earlier to occur of the discovery of any such event by the Seller or the Servicer, or receipt by the Seller or the Servicer of written notice of any such event given by the Custodian, any Agent or any Enhancement Providers, the Servicer shall purchase such Account Asset or, in the case of a breach with respect to an Account, all Account Assets in such Account, on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase shall be required to be made if, by such Determination Date, the breach shall have been cured in all material respects and any material adverse effect caused thereby shall have been cured. The Servicer shall effect such purchase by depositing in the Collection Account in immediately available funds an amount equal to the Purchase Price of such Account Assets. Any such deposit of such Purchase Price into the Collection Account shall be considered a Transfer Deposit Amount and shall be applied in accordance with the terms of this Agreement.

         Upon each such payment of such Purchase Price, the Custodian shall automatically and without further action be deemed to Transfer, to the Servicer, without recourse, representation or warranty, all such Master Custodial Certificateholders' right, title and interest in and to such Account Assets. The Custodian, is hereby authorized by the Master Custodial Certificateholders, to execute and deliver to the Servicer an assignment, substantially in the form of a Reassignment, of such Account Assets and take such other actions as shall be reasonably requested by the Servicer to effect the Transfer of any such Account Assets pursuant to this Section. The obligation of the Servicer to purchase such Account Assets, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Master Custodial Certificateholders or the Custodian or any Enhancement Providers, except as otherwise provided in Section 8.04.

SECTION 3.04 Reports and Records for the Custodian; Bank Account Statements. On or before each Distribution Date, with respect to each outstanding Series, the Servicer shall deliver to any Enhancement Providers, the Rating Agencies, the Custodian, any Agent and each Investor Master Custodial Certificateholder a Distribution Date Statement for such Distribution Date substantially in the form set forth in the related Supplement. The Servicer shall provide summaries of the Floorplan Financing Guidelines as amended from time to time to the Custodian and upon request, to the Rating Agencies.

SECTION 3.05 Annual Servicer's Certificate. The Servicer will deliver to the Rating Agencies, the Custodian, any Agent and any Enhancement Providers on or before April 30 of each calendar year, beginning with April 30, 1993, an Officer's Certificate substantially in the form of Exhibit C stating that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has performed in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Master Custodial Certificateholder by a request in writing to the Custodian addressed to the Custodial Trust Office.

SECTION 3.06 Annual Independent Accountants' Servicing Report. The Servicer shall cause a firm of independent chartered accountants, who may also render other services to the Servicer or to the Seller, to deliver to the Custodian, the Rating Agencies, each Agent and each Enhancement Provider on or before April 30 of each year, beginning April 30, 1993, a report addressed to the Board of Directors of the Servicer and to the Custodian, to the effect that such firm has examined the financial statements of the Servicer and issued its report thereon and that such examination: (a) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, (b) included tests relating to wholesale receivables (including financing arrangements with Dealers to finance their automobile and light-duty truck inventory) serviced for others which procedures will be agreed upon by the Custodian, CCCL and the chartered accountants and will be based upon the requirements of the Uniform Single Audit Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement and (c) except as described in the report, disclosed no exceptions or errors in the records relating to wholesale receivables (including financing arrangements with Dealers to finance their automobile and light-duty truck inventory) serviced for others that, in the firm's opinion, and as agreed upon by the Custodian and CCCL, using paragraph four of such Uniform Single Audit Program as a basis requires such firm to report. A copy of such report may be obtained by any Investor Master Custodial Certificateholder by a request in writing to the Custodian addressed to the Custodial Trust Office.

SECTION 3.07 Tax Treatment. The Seller has entered into this Agreement and the Investor Master Custodial Certificates have been (or will be) issued by the Custodian with the intention that the Investor Master Custodial Certificateholders will be treated under the provisions of the Income Tax Act and the corporations capital and income tax legislation of the Relevant Provinces, as owners of direct, undivided ownership interests as tenants in common in the Purchased Property. The Seller, the Custodian and, by acceptance of its Master Custodial Certificate, each Master Custodial Certificateholder acknowledges that this Agreement does not and is not intended to create the relationship of partnership between or among any two or more of them. Each of the Servicer and the Custodian acknowledges that it does not have and agrees that it will not exercise or purport to exercise any general authority to contract on behalf of any one or more of the Master Custodial Certificateholders. Each of the Seller, the Servicer (including any Successor Servicer), the Custodian and, by acceptance of its Master Custodial Certificate, each Master Custodial Certificateholder agrees to treat the Investor Master Custodial Certificates in a manner consistent with the foregoing for purposes of all Canadian federal and provincial income and capital tax legislation.

SECTION 3.08 Notices to CCCL. In the event CCCL is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.02 shall deliver or make available to CCCL, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 or 3.06.

SECTION 3.09   Adjustments.

                  (a) If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of a Vehicle which was refused or returned by a Dealer, then, in any such case, the Seller's Invested Amount will be automatically reduced by the amount of the adjustment, subject to the last sentence of this Section. Furthermore, if following such a reduction the Seller's Invested Amount would be less than the Custodial Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then the Seller shall be required to pay an amount equal to such deficiency (up to the amount of such adjustment) into the Collection Account on the Business Day on which such adjustment or reduction occurs (each such payment an "Adjustment Payment"). If the Seller shall fail to make any deposit to the Collection Account with respect to such Adjustment Payment or portion thereof by the Determination Date relating to the Collection Period with respect to which such Adjustment Payment is payable, the amount of such Adjustment Payment or portion thereof shall be allocated on such related Determination Date pro rata among the then outstanding Series based on their respective Series Allocation Percentages for the Collection Period with respect to which such payment should have been made.

                  (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a cheque which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonoured cheque or mistake. Any Receivable in respect of which a dishonoured cheque is received shall be deemed not to have been paid.


                                  ARTICLE IV
              Rights of Master Custodial Certificateholders and
                  Allocation and Application of Collections

SECTION 4.01 Rights of Master Custodial Certificateholders. The Investor Master Custodial Cer tificateholders with respect to each Series, shall be entitled to an undivided ownership interest as tenants in common in, and shall have the right to receive from the Purchased Property, to the extent necessary to equal the required payments with respect to the Investor Master Custodial Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Master Custodial Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account allocable to Investor Master Custodial Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (collectively, with respect to all Series, the "Master Custodial Certificateholders' Interest"), it being understood that the Investor Master Custodial Certificateholders of any Series or Class shall not have the right to receive funds from any Series Account or Enhancement for the benefit of any other Series or Class. At any time the undivided ownership interest in the Purchased Property represented by an Investor Master Custodial Certificate is the portion thereof that will entitle the Holder of such Certificate to receive the aggregate amount determined to be allocable to such Holder at that time and thereafter in accordance with the terms of this Agreement and the applicable Supplement. The Holders of the Seller's Master Custodial Certificates shall be entitled to an undivided ownership interest as tenants in common in, and shall have the right to receive, the remainder of the Purchased Property not allocated pursuant to this Agreement or any Supplement to the Master Custodial Certificateholders' Interest, including the right to receive Collec tions with respect to the Receivables and other amounts at the times and in the amounts specified in any Supplement to be paid to the Seller or to the Holders of the Seller's Master Custodial Certificates (the "Seller's Interest"); provided, however, that the Holders of the Seller's Master Custodial Certificates shall not have the right to receive funds from the Collection Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

SECTION 4.02 Establishment of the Collection Account. The Servicer, for the benefit of the Master Custodial Certificateholders and Enhancement Providers, shall cause to be established and maintained in the name of the Custodian an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the Master Custodial Certificateholders and Enhancement Providers (the "Collection Account"). The Custodian shall possess all title documents to and other evidence of ownership of all funds from time to time on deposit in, and all Eligible Investments credited to, the Collection Account and all proceeds thereof. The Custodian shall have sole signing authority in respect of the Collection Account. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Servicer shall establish a substitute Eligible Deposit Account as the Collection Account, instruct the Custodian to transfer any cash and/or any Eligible Investments to such new Collection Account and, from the date any such substitute account is established, such account shall be the Collection Account. Except to the extent of any interest as a Master Custodial Certificateholder, neither the Seller nor the Servicer, nor any person or entity claiming by, through or under the Seller or Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Collection Account. Pursuant to the authority granted to the Servicer in Section 3.01, the Servicer shall have the power, revocable by the Custodian, or by Holders of Investor Master Custodial Certificates evidencing more than 50% of the aggregate unpaid principal amount of Investor Master Custodial Certificates of such Series, to instruct the Custodian to make withdrawals and payments from the Collec tion Account for the purposes of carrying out the Servicer's or the Custodian's duties specified in this Agreement.

         All title documents to and other evidences of ownership of all Eligible Investments shall be held by the Custodian, for the benefit of the Master Custodial Certificateholders and the Enhancement Providers. Funds on deposit in the Collection Account shall at the direction of the Servicer be invested by the Custodian solely in Eligible Investments that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date (or on or before 10:00 a.m. on such following Distribution Date in the case of Eligible Investments in respect of which the Custodian is the obligor) and the Custodian may rely on, and shall be protected in acting on, such direction of the Servicer. As of each Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account received on such Determination Date shall be credited to the Collection Account. Schedule 2 identifies the Collection Account by setting forth the account number of such account, the account designation of such account and the name and address of the institution with which such account has been established. If a substitute Collection Account is established pursuant to this Section 4.02, the Servicer shall provide to the Custodian an amended Schedule 2, setting forth the relevant information for such substitute Collection Account.

SECTION 4.03 Allocations and Applications of Collections and Other Funds.

                  (a) Except as otherwise provided in Section 4.03(b), the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day after such Date of Processing.

                  (b) Notwithstanding anything in this Agreement to the contrary, for so long as (i) CCCL remains the Servicer hereunder, (ii) no Service Default has occurred and is continuing and (iii) (x) CFC owns, directly or indirectly, at least a majority of the issued and outstanding shares of capital stock of CCCL which are entitled to vote under all circumstances for the election of the Board of Directors of CCCL and CFC maintains a short term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following any reduction of either such rating), (y) CCCL arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligations to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency, any Agents and any Enhancement Providers or (z) CCCL otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations described below, the Servicer need not make the deposits of Collections into the Collection Account as provided in
                  Section 4.03(a), but may make a single deposit into the Collection Account in same day or next day funds not later than 12:00 noon, Toronto time, on the Business Day immediately preceding the Distribution Date in a net amount equal to the amount which would have been on deposit on that day with respect to the immediately preceding Collection Period in the Collection Account; provided, however, that prior to ceasing deposits as provided in
                  Section 4.03(a), the Seller shall have delivered to the Custodian written confirmation from each of the Rating Agencies that the failure by CCCL to make such deposits will not result in a reduction or withdrawal of the rating of any outstanding Series Securities.

                  (c) Subject to Section 4.04, but notwithstanding anything else in this Agreement to the contrary, with respect to any Collection Period, whether the Servicer is required to make deposits of Collections pursuant to Section 4.03(a) or (b),
                  (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on the related Distribution Date to Investor Master Custodial Certificateholders, to any Agent or to any Enhancement Provider pursuant to the terms of any Supplement or Enhancement Agreement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to instruct the Custodian to withdraw the excess from the Collection Account and distribute the amount withdrawn in accordance with the Servicer's instructions. Such excess shall be deemed to be allocable to the Holder of the Seller's Master Custodial Certificates.

                  (d) Subject to and in accordance with Section 4.03(e), Collections of Non-Principal Receivables and Principal Receivables, Defaulted Receivables, Miscellaneous Payments and unpaid Adjustment Payments will be allocated to each Series from and after the related Series Cut-Off Date on the basis of such Series' Series Allocable Non-Principal Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments or, in the case of unpaid Adjustment Payments, in accordance with Section 3.09(a) and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Master Custodial Certificateholders of any other Series. Allocations thereof between the Master Custodial Certificateholders' Interests and the Seller's Interest, among the Series and among the Classes in any Series shall be set forth in the related Supplement or Supplements.

                  (e) For purposes of Section 2.05(a) and of determining each Series' Series Allocation Percentage for the specified Collection Period:

                           (i)      unless the related Supplement shall
                                    provide otherwise, each Series upon
                                    issuance, shall be deemed to have been
                                    created and in existence as of the close of business on the related Series Cut-Off Date; and

                           (ii)     unless the related Supplement shall
                                    provide otherwise, each Series, upon the final distribution to the Investor Master Custodial Certificateholders of such Series as described in Section 12.02, shall be deemed to be no longer outstanding as of the close of business on the last day of the Collection Period immediately preceding the Collection Period in which such final distribution occurs.

SECTION 4.04 Unallocated Principal Collections. On each Distribution Date,
(a) the Servicer shall allocate Excess Principal Collections (as described below) to each Series as set forth in the related Supplement and (b) the Servicer shall instruct the Custodian to withdraw from the Collection Account and pay to the Seller (i) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements specify are to be treated as "Excess Principal Collections" with respect to such Distribution Date and all amounts withdrawn from any excess funding accounts (or made available pursuant to similar arrangements) other than any amounts to be paid directly to Investor Master Custodial Certificateholders pursuant to the terms of the related Supplement, over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" with respect to such Distribution Date and, without duplication, (ii) the aggregate amount for all outstanding Series of that portion of Series Allocable Principal Collections which the related Supplements specify are to be allocated and paid to the Seller with respect to such Distribution Date; provided, however, that, in the case of clauses (i) and (ii), such amounts shall be paid to the Seller only if the Seller's Invested Amount for such Distribution Date (determined after giving effect to any Principal Receivables transferred to the Custodian, on such date) exceeds the Custodial Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date). The amount held in the Collection Account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections") shall be paid to the Seller at the time the Seller's Invested Amount exceeds the Custodial Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); provided, however, that any Unallocated Principal Collections on deposit in the Collection Account at any time during which any Series is in its amortization period, accumulation period or Early Amortization Period shall be deemed to be "Miscellaneous Payments" and shall be allocated and distributed in accordance with Section 4.03(d) and the terms of each Supplement.


                                  ARTICLE V
       Distributions and Reports to Master Custodial Certificateholders

         Distributions shall be made to, and reports shall be provided to, Master Custodial Certificateholders as set forth in the applicable Supplement.


                                  ARTICLE VI
                      The Master Custodial Certificates

SECTION 6.01 The Master Custodial Certificates. Each Master Custodial Certificate shall evidence the undivided ownership interest of the Holder thereof in the Purchased Property as described in Section 4.01. The Investor Master Custodial Certificates of any Series or Class shall be issued in fully registered form unless otherwise specified in the related Supplement ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The CCCL Certificate will be issued in registered form and shall be executed and authenticated by the Custodian and delivered to the Seller. Except as otherwise provided in any Supplement, Investor Master Custodial Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. The CCCL Certificate shall be a single certificate and shall initially represent the entire Seller's Interest. Each Master Custodial Certificate shall be executed by manual or facsimile signature on behalf of the Custodian by an authorized officer thereof. Master Custodial Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Custodian shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Master Custodial Certificates or does not hold such office at the date of such Master Custodial Certificates. No Master Custodial Certificate shall entitle the Holder thereof to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Master Custodial Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Custodian by the manual signature of a duly authorized signatory, other than the officer executing such Master Custodial Certificate pursuant to the sixth sentence of this Section 6.01, and such certificate upon any Master Custodial Certificate shall be conclusive evidence, and the only evidence, that such Master Custodial Certificate has been duly authenticated and delivered hereunder. Except as otherwise specified in the applicable Supplement, all Master Custodial Certificates shall be dated the date of their authentica tion.

SECTION 6.02 Authentication of Master Custodial Certificates. The Custodian shall execute, authenticate and deliver the Investor Master Custodial Certificates of each Series and Class that are issued upon original issuance to the Investor Master Custodial Certificateholders of such Series and Class upon the order of the Seller. The Custodian shall execute, authenticate and deliver the CCCL Certificate to the Seller simultaneously with its delivery of the Investor Master Custodial Certificates of the first Series to be issued hereunder.

         The execution, authentication (subject to Section 11.06) or delivery of a Master Custodial Certificate on behalf of the Custodian shall not be construed as a representation or warranty by the Custodian as to the validity of the Amended and Restated Master Custodial and Servicing Agreement, any Supplement or of such Master Custodial Certificate or its issuance and the Custodian shall in no respect be liable or answerable for the use made of the Master Custodial Certificates or the proceeds thereof.

SECTION 6.03   New Issuances.

                  (a) The Custodian may from time to time issue and authenticate one or more new Series of Investor Master Custodial Certificates. The Holders of the undivided ownership interests in the Purchased Property evidenced by the Investor Master Custodial Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

                  (b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The issuance by the Custodian of the Investor Master Custodial Certificates of such new Series and the obligation of the Custodian to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

                           (i) other than in the case of the initial Series Issuance Date, on or before the fifth Business Day immediately preceding the Series Issuance Date, the Seller shall have given the Custodian, the Servicer, each Rating Agency, any Agent and any Enhancement Provider notice of such issuance and the Series Issuance Date;

                           (ii) the Seller shall have delivered to the Custodian the related Supplement, in form satisfactory to the Custodian, executed by each party thereto other than the Custodian;

                           (iii) the Seller shall have delivered to the Custodian any related Enhancement Agreement executed by each party thereto, other than the Custodian;

                           (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

                           (v) such issuance will not result in the occurrence of an Early Amortization Event and the Seller shall have delivered to the Custodian, any Agent and any Enhancement Provider a certificate of one Vice President or more senior officer of the Seller, dated the Series Issuance Date, to the effect that the Seller reasonably believes that such issuance will not result in the occurrence of an Early Amortization Event and is not reasonably expected to result in the occurrence of an Early Amortization Event at any time in the future;

                           (vi) the Seller shall have delivered to the Custodian and any Enhancement Provider a Tax Opinion, dated the Series Issuance Date, and an Opinion of Counsel, dated the Series Issuance Date, as to the enforceability of the related Supplement and as to compliance with applicable securities laws, with respect to such issuance; and

                           (vii)    if such Series pursuant to Section
                                    4.03(e)(i) is to be allocated Collections with respect to the Collection Period following the Collection Period in which the Series Cut-Off Date occurs, the Pool Balance on the first day of such Collection Period (after giving effect to any Account Assets added as of or prior to such first day to the Purchased Property on or prior to the related Series Issuance Date) shall equal or exceed the Required Participation Amount as of the first day of such Collection Period (after giving effect to each Series (including such Series) theretofore issued which are to be allocated Collections with respect to such Collection Period) and the Seller shall have delivered to the Custodian, any Agent and any Enhancement Provider a certificate of a Vice President or more senior officer, dated the Series Issuance Date, to such effect.

                           Upon satisfaction of the above conditions, the
                  Custodian shall execute the Supplement and, upon payment to the Custodian of the consideration in respect of the Investor Master Custodial Certificates of such Series, shall issue, execute and authen ticate such Investor Master Custodial Certificates.

                  (c) The Seller may surrender the CCCL Certificate to the Custodian in exchange for a newly issued CCCL Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to Section
                  13.01 to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Seller (or the holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                           (i) the Rating Agency Condition shall have been satisfied with respect such exchange (or transfer or exchange as provided below); and

                           (ii) the Seller shall have delivered to the Custodian, any Agent and any Enhancement Provider a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), and an Opinion of Counsel, dated the date of such exchange (or transfer or exchange as provided below), as to enforceability of the related Supplement and as to the compliance with applicable securities laws, with respect thereto.

The CCCL Certificate and the undivided ownership interest in the Purchased Property represented thereby will at all times be beneficially owned by the Seller. Any Supplemental Certificate may be trans ferred or exchanged only upon satisfaction of the conditions set forth in clauses (i) and (ii) above.

SECTION 6.04 Registration of Transfer and Exchange of Master Custodial Certificates.

                  (a) The Custodian shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.15 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which shall initially be the Custodian) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Custodian and any co-transfer agent and co-registrar chosen by the Seller and acceptable to the Custodian. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

                           Subject to Section 6.03, upon surrender for
                  registration of transfer of any

                  Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations evidencing like aggregate undivided ownership interests in the Purchased Property shall be executed, authenticated and delivered by the Custodian in the name of the designated transferee or transferees.

                           Subject to Section 6.03, at the option of a
                  Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations evidencing like aggregate undivided ownership interests in the Purchased Property, upon surrender of the Registered Certif icates to be exchanged at any such office or agency.

                           The preceding provisions of this Section 6.04
                  notwithstanding, the Custodian or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Master Custodial Certificate for a period of 15 days preceding the due date for any payment with respect to the Master Custodial Certificate.

                           Whenever any Master Custodial Certificates are so
                  surrendered for exchange, the Custodian shall execute and authenticate and the Transfer Agent and Registrar shall deliver the Master Custodial Certificates which the Master Custodial Certificateholder making the exchange is entitled to receive. Every Master Custodial Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Custodian or the Transfer Agent and Registrar duly executed by the Master Custodial Certificateholder or such Holder's attorney duly authorized in writing and by the transferee.

                           No service charge shall be made for any
                  registration of transfer or exchange of Master Custodial Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

                           All Master Custodial Certificates surrendered for
                  registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Custodian; provided, however, that the Master Custodial Certificates of any Series surrendered for transfer shall not be disposed of until the Termination Date relating to such Series.

                           The Custodian shall execute and deliver to the
                  Transfer Agent and Registrar Registered Certificates in such amounts and at such times as are necessary to enable the Transfer Agent and Registrar to fulfill its responsibilities under this Agreement and the Master Custodial Certificates.

                  (b) The Transfer Agent and Registrar will maintain at its expense in the Province of Ontario an office or agency where Master Custodial Certificates may be surrendered for registration of transfer or exchange.

SECTION 6.05 Mutilated, Destroyed, Lost or Stolen Master Custodial Certificates. If (a) any mutilated Master Custodial Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Master Custodial Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Custodian such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Custodian that such Master Custodial Certificate has been acquired by a bona fide purchaser, the Custodian shall execute and authenticate and the Transfer Agent and Registrar shall deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Master Custodial Certificate, a new Master Custodial Certificate of like tenor and evidencing the same aggregate undivided ownership interest in the Purchased Property. In connection with the issuance of any new Master Custodial Certificate under this Section, the Custodian or the Transfer Agent and Registrar may require the payment by the Master Custodial Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Custodian and Transfer Agent and Registrar) connected therewith. Any duplicate Master Custodial Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of an undivided ownership interest in and to the Purchased Property in accordance with this Agreement, as if originally issued, whether or not the lost, stolen or destroyed Master Custodial Certificate shall be found at any time.

SECTION 6.06 Persons Deemed Owners. The Custodian, the Transfer Agent and Registrar and any agent of any of them may, prior to due presentation of a Registered Certificate for registration of transfer, treat the Person or Persons in whose name any Registered Certificate is registered as the owner of the undivided ownership interest in the Purchased Property evidenced by such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever and neither the Custodian, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Master Custodial Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Master Custodial Certificates owned by the Seller, the Servicer, any other holder of a Seller's Master Custodial Certificate or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Custodian shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Master Custodial Certificates which the Custodian knows to be so owned shall be so disregarded. Master Custodial Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Custodian the pledgee's right so to act with respect to such Master Custodial Certificates and that the pledgee is not the Seller, the Servicer, any other holder of a Seller's Master Custodial Certificate or any Affiliate thereof.

SECTION 6.07 Access to List of Registered Certificateholders' Names and Addresses. The Custodian will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer, within five business days after receipt by the Custodian of a request therefor, a list in such form as the Servicer may reasonably require, of the names and addresses of the Registered Certificateholders. If one or more holders of Investor Master Custodial Certificates having a face amount in excess of $1,000,000 (the "Applicants") apply to the Custodian, and such application states that the Applicants desire to communicate with other Investor Master Custodial Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Master Custodial Certificates and is accom panied by a copy of the communication which such Applicants propose to transmit, then the Custodian, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Custodian, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

         Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Custodian that neither the Custodian, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived and the accuracy or inaccuracy thereof.

SECTION 6.08   Meetings of Master Custodial Certificateholders.

                  (a) If at the time any Master Custodial Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Custodian or the Investor Master Custodial Certificateholders holding at least 10% of the aggregate unpaid principal amount of any Series may at any time call a meeting of Investor Master Custodial Certificateholders of any Series or Class or of all Series, such meeting to be at the expense of the Servicer if called by the Custodian and at the expense of the Investor Master Custodial Certificateholders if called by them, to be held at such time and at such place as the Custodian shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Series Supplement or the Investor Master Custodial Certificates or of taking any other action permitted to be taken by Investor Master Custodial Certificateholders or the Custodian hereunder or under any Series Supplement. Notice of any meeting of Investor Master Custodial Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with
                  Section 13.06, the first mailing to be not less than 10 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Master Custodial Certificateholders a Person shall be (i) a Holder of one or more Investor Master Custodial Certificates of the applica ble Series or Class or (ii) a Person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Master Custodial Certificates. The only Persons who shall be entitled to be present or to speak at any meeting of Investor Master Custodial Certificateholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Custodian and its counsel.

                  (b) At a meeting of Investor Master Custodial Certificateholders, Persons entitled to vote Investor Master Custodial Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; at the reconvening of the adjourned meeting, the persons entitled to vote Investor Master Custodial Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of the adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Master Custodial Certificates which shall constitute a quorum.

                  (c) Any Investor Master Custodial Certificateholder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Master Custodial Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Investor Master

                  Custodial Certificateholders duly held in accordance with this Section shall be binding on all Investor Master Custodial Certificateholders of the applicable Series or Class whether or not present or represented at the meeting.

                  (d) The Custodian shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by a vote of the Holders of Investor Master Custodial Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Master Custodial Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Master Custodial Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Master Custodial Certificateholder or proxy. Any meeting of Investor Master Custodial Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

                  (e) The vote upon any resolution submitted to any meeting of Investor Master Custodial Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Master Custodial Certificateholders or proxies and on which shall be inscribed the names of the Holders of the Investor Master Custodial Certificates held or represented by them and the unpaid principal amounts of such Investor Master Custodial Certificates. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Master Custodial Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given in accordance with Section 13.06. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one duplicate shall be delivered to the Custodian to be preserved by the Custodian and to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                 ARTICLE VII
                     Other Matters Relating to the Seller

SECTION 7.01 Liability of the Seller. The Seller shall be liable for all obligations, covenants, representations and warranties of the Seller arising under or related to this Agreement. Except as provided in the preceding sentence, the Seller shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Seller hereunder.

SECTION 7.02 Limitation on Liability of the Seller. Subject to Sections 7.01 and 7.03, neither the Seller nor any of the directors or officers or employees or agents of the Seller in its capacity as Seller shall be under any liability to the Custodian, the Master Custodial Certificateholders or any other Person for any action taken or for refraining from the taking of any action in the capacity as Seller pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, how ever, that this provision shall not protect the Seller or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

SECTION 7.03 Seller Indemnification. Without limiting any other rights that the Custodian, the Master Custodial Certificateholders and the Enhancement Providers may have hereunder or under applicable law, the Seller shall indemnify and hold harmless the Custodian, the Master Custodial Certifi-cateholders and the Enhancement Providers from and against any loss, liability, expense, damage, claim or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Seller, the Custodian or the Servicer pursuant to this Agreement or any Supplement, including any judgment, award, settlement, reasonable legal fees and disbursements and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify the Custodian if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty (other than negligent action) or willful misconduct by the Custodian; and provided further that the Seller shall not indemnify the Custodian, the Master Custodial Certificateholders or any Enhancement Providers for any liabilities, cost or expense with respect to any action taken by the Custodian at the request of any such Master Custodial Certificateholders or Enhancement Providers to the extent the Custodian is indemnified by such Master Custodial Certificateholders or Enhancement Providers with respect to such action nor (unless otherwise provided in any particular Supplement) with respect to any federal, provincial or local income or sales taxes, goods and services tax, or large corporations and capital taxes (or any interest or penalties with respect thereto) required to be paid or remitted by the Custodian (in respect of fees payable to it under this Agreement by the Servicer only) or any Master Custodial Certificateholder or Enhancement Providers in connection herewith to any taxing authority. Any indemnification pursuant to this Section 7.03 shall only be made after payment in full of any amounts that the Seller is obligated to deposit in the Collection Account pursuant to this Agreement. Any indemnification under this Arti cle VII shall survive the termination of this Agreement.


                                 ARTICLE VIII
                    Other Matters Relating to the Servicer

SECTION 8.01 Liability of the Servicer. The Servicer shall be liable under this Article VIII only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

SECTION 8.02 Merger, Amalgamation or Consolidation of, or Assumption, of the Obligations of the Servicer. The Servicer shall not consolidate or amalgamate with any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (a) the corporation formed by such consolidation or amalgamation or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of Canada or any Province thereof and such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder;

                  (b) the Servicer has delivered to the Custodian an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, amalgamation, conveyance or transfer complies with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                  (c) on or before the fifth Business Day immediately preceding the date on which such consolidation, amalgamation, conveyance or transfer is to be effected, the Servicer shall have given each Rating Agency notice of its intention to effect such consolidation, amalgamation, conveyance or transfer on such date.

SECTION 8.03 Limitation on Liability of the Servicer and Others. Subject to Sections 8.01 and 8.04, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer, shall be under any liability to the Custodian, the Master Custodial Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Account Assets in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liabil ity.

SECTION 8.04 Servicer Indemnification. Without limiting any other rights that the Custodian, the Master Custodial Certificateholders and the Enhancement Providers may have hereunder or under applicable law, the Servicer shall indemnify and hold harmless the Custodian, the Master Custodial Cer-tificateholders and the Enhancement Providers from and against any loss, liability, expense, damage, claim or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer or the Custodian pursuant to this Agreement or any Supplement, includ ing any judgment, award, settlement, reasonable legal fees and disbursements and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Custodian if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty (other than negligent actions) or willful misconduct by the Custodian; and provided further that the Servicer shall not indemnify the Custodian, the Master Custodial Certificateholders or Enhancement Providers for any liabilities, cost or expense with respect to any action taken by the Custodian at the request of the Master Custodial Certificateholders or Enhancement Providers to the extent the Custodian is indemnified by such Master Custodial Certificateholders or Enhancement Providers with respect to such action or (unless otherwise specified in any particular Supplement) with respect to any Canadian federal, provincial or local income or sales taxes, goods and services taxes, large corporations or capital taxes (or any interest or penalties with respect thereto) required to be paid or remitted by the Custodian (in respect of fees payable to it under this Agreement by the Servicer only) or any Master Custodial Certificate holder or the Enhancement Providers in connection herewith to any taxing authority. Any indemnifi cation under this Article VIII shall survive the termination of this Agreement and the resignation or removal of the Servicer.

SECTION 8.05 The Servicer Not To Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Custodian and as to clause (b) above by an Officer's Certificate of the Servicer to such effect. No such resignation shall become effective until the Custodian or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof. If the Custodian is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Custodian shall serve as Successor Servicer hereunder.

SECTION 8.06 Access to Certain Documentation and Information Regarding the Account Assets. The Servicer shall provide to the Custodian access to the documentation regarding the Account Assets in such cases where the Custodian is required in connection with the enforcement of the rights of the Master Custodial Certificateholders, or by applicable statutes or regulations to review such documenta tion, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and
(d) at offices designated by the Servicer. Nothing in this Section 8.06 shall derogate from the obligation of the Seller, the Custodian or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligation shall not constitute a breach of this Section 8.06.

SECTION 8.07 Delegation of Duties. Subject to Section 3.01, in the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement. The Servicer shall give prompt written notice of any such delegation of a material function to the Custodian, the Rating Agencies, any Agent and any Enhancement Providers. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05 and the Rating Agency Condition shall have been satisfied with respect to such delegation prior to such delegation.

SECTION 8.08 Examination of Records. The Seller and the Servicer shall indicate generally in its computer files or other records that the Receivables forming part of the Account Assets have been Transferred to the Custodian pursuant to this Agreement for the benefit of the Master Custodial Certificateholders and any Enhancement Providers. The Seller and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

SECTION 8.09 Limitation of Authority. On original issuance and on each transfer of a Master Custodial Certificate, the purchasing Master Custodial Certificateholder shall thereby be deemed to have agreed to the appointment by the Custodian of the Servicer (and any Successor Servicer) to act on behalf of such Master Custodial Certificateholder, together with all other Master Custodial Certificateholders, to service, collect and administer the Purchased Property with the powers and subject to the obligations and restrictions provided for in this Agreement. The Servicer hereby acknowledges that its appointment under this Agreement is in the capacity of an agent of an independent status acting in the ordinary course of its business and that it will not exercise or purport to exercise any general authority to conclude, enter into or vary contracts in the name of or on behalf of the Master Custodial Certificateholders or any one or more of them.


                                  ARTICLE IX
                          Early Amortization Events

SECTION 9.01 Early Amortization Events. If any one of the following events shall occur:

                  (a) a failure by the Seller to Transfer Account Assets arising under Additional Accounts to the Custodian within five Business Days after the day on which it is required to Transfer such Account Assets pursuant to this Agreement or a failure of the Seller to deliver duly executed Assignments within two Business Days after the day on which it is required to do so under this Agreement; provided, however, that an Early Amortization Event occurring under this Section 9.01(a) shall be deemed no longer to exist at the end of the first Collection Period with respect to which Account Assets would no longer be required to be transferred to the Custodian pursuant to
                  Section 2.05(a) to the extent contemplated by clause (c) of the definition of Early Amortization Period;

                  (b) any of CCL, the Seller or the Servicer ceases to carry on its businesses or commits any act of bankruptcy, including the filing, by or against any of them, of notice of intention to make any proposal for the benefit of some or all of its creditors under applicable bankruptcy or insolvency law, filing an assignment in bankruptcy in respect of itself, or procuring a judgment or order ordering a reorganization, arrangement or composition of or with respect to any of its debts or obligations; or any of CCL, the Seller or the Servicer shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property (whether or not pursuant to a court order); or any of CCL, the Seller or the Servicer shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

                  (c) a petition in bankruptcy shall have been filed against CCL, the Seller or the Servicer which is not being disputed or any receiving order or interim receiving order shall have been made under any bankruptcy or insolvency laws; or a final order by a court having jurisdiction in the premises shall have been made relating to reorganization, arrangement, adjustment or composition of CCL, the Seller or the Servicer under any such law; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of CCL, the Seller or the Servicer or of any substantial part of the property of any of them, or for the winding up or liquidation of the affairs of any of them, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

                  (d) either CFC or Chrysler ceases to carry on its businesses or commits any act of bankruptcy, including filing or presenting a bankruptcy or similar petition in respect of itself, or procuring a judgment or order ordering a reorganization, arrangement or composition of or with respect to any of its debts or obligations; or either CFC or Chrysler shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or either CFC or Chrysler shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

                  (e) any order for relief against either CFC or Chrysler shall have been entered by a court having jurisdiction in the premises under any chapter of the United States Federal bankruptcy laws or any other applicable bankruptcy or insolvency laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of CFC or Chrysler under any other similar applicable United States Federal law, and such decree or order shall have continued undischarged or unstayed for period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appoint ment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of either CFC or Chrysler or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of

                  120 days;

                  (f) failure on the part of the Seller or the Servicer, as applicable, (i) to make any payment or deposit (including any Transfer Deposit Amount or Adjustment Payment) required by the terms of this Agreement on or before the date occurring two Business Days after the date such payment or deposit is required to be made herein, or (ii) with respect to any Series, to deliver a Distribution Date Statement within five Business Days after the day such item is due to be delivered under this Agreement, or (iii) duly to observe or perform in any material respect the covenant of the Seller set forth in Sec tion 2.06(a) or (iv) duly to observe or perform in any material respect any other covenants or agreements of the Seller or the Servicer, as the case may be, set forth in this Agreement, which failure in the case of this clause (iv) continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Custodian or any Enhancement Provider; or

                  (g) any representation or warranty made by the Seller in this Agreement or any information contained in a computer file or microfiche or written list required to be delivered by the Seller pursuant to Section 2.01, 2.05, 2.07 or 2.08,
                  (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Custodian and (ii) as a result of such incorrectness the interests of the Holders of the Investor Master Custodial Certificates are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to have occurred under this paragraph if the Seller has repurchased the related Account Assets or all Account Assets, if applicable, during such period in accordance with the provisions of this Agreement;

then, subject to applicable law, and after the applicable grace period, if any, an amortization event (an "Early Amortization Event") shall occur without any notice or other action on the part of the Custodian, any Agent, the Master Custodial Certificateholders or any Enhancement Provider, immediately upon the occurrence of such event.

SECTION 9.02 Cessation of Transfer of Principal Receivables Upon Occurrence of Insolvency Event. Upon the occurrence of an Insolvency Event with respect to CCL or the Seller, the Seller shall immediately cease to Transfer Principal Receivables (and Non-Principal Receivables accrued in respect of such Principal Receivables) to the Custodian and shall promptly give notice to the Custodian of such Insolvency Event. Notwithstanding any cessation of the Transfer to the Custodian of additional Principal Receivables, Principal Receivables Transferred to the Custodian prior to the occurrence of such Insolvency Event and Collections of such Principal Receivables and Non-Principal Receivables whenever created or accrued in respect of such Principal Receivables, shall continue to be part of the Purchased Property.


                                  ARTICLE X
                               Service Defaults

SECTION 10.01 Service Defaults. If any one of the following events (a "Service Default") shall occur and be continuing with respect to the
Servicer:

                  (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Custodian to make such payment, transfer or deposit or to give notice to the Custodian as to any action to be taken under any Enhancement Agreement on or before the date occurring five days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

                  (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement which has a material adverse effect on the Investor Master Custodial Certificateholders of any Series and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Custodian; or the Servicer shall delegate its duties under this Agreement, except as permitted by Sections 3.01 and 8.07;

                  (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Master Custodial Certificateholders of any Series and which material adverse effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Custodian;

                  (d) an Insolvency Event shall occur with respect to the Servicer;

then, in the event of any Service Default, so long as the Service Default shall not have been remedied, the Custodian, by notice then given in writing to the Servicer (a "Termination Notice"), may, subject to the restrictions contained in the BIA, terminate all but not less than all of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Servicer as Servicer under this Agreement and in and to the Account Assets. After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Custodian pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer (a "Service Transfer") and, without limitation, the Custodian is hereby authorized and empowered by the Servicer (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Seller and the Servicer agree to cooperate with the Custodian and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Account Assets provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account or any Series Account, or which shall thereafter be received with respect to the Account Assets, and in assisting the Successor Servicer. The Servicer shall promptly transfer its electronic records relating to the Account Assets to the Successor Servicer in such electronic or machine readable form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Account Assets (the "Related Records") in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this
Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

         Notwithstanding the foregoing, a delay in or failure of performance under Section 10.01(a) for a period of 10 Business Days after the grace period specified therein or under
Section 10.01(b) or (c) for a period of 60 Business Days after the grace specified therein, shall not constitute a Service Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer or such delay or failure was caused by an act of God or the Queen's enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Custodian, any Agent, any Enhancement Providers, the Seller and the Master Custodial Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations. The Servicer shall immediately notify the Custodian in writing of any Service Default.

SECTION 10.02   Custodian to Act; Appointment of Successor.

                  (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Custodian in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Custodian, until a date mutually agreed upon by the Servicer and Custodian. The Custodian shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), subject to the consent of any Enhancement Providers and any Agent, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Custodian. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Custodian without further action shall automatically be appointed the Successor Servicer. The Custodian may delegate any of its servicing obligations to an Affiliate or agent in accordance with Sections 3.01 and 8.07. Notwithstanding the above, the Custodian shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000. The Custodian shall immediately give notice to the Rating Agencies, any Enhancement Providers, any Agent and the Master Custodial Certificateholders upon the appointment of a Successor Servicer.

                  (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except that the Successor Servicer shall not be liable for any liabilities incurred by the predecessor Servicer), and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

                  (c) In connection with any Termination Notice, the Custodian will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee (unless all such bids exceed the Servicing
                  Fee); provided, however, that the Seller shall be responsible for payment of the Seller's portion of the Servicing Fee as determined pursuant to this Agreement and all other amounts in excess of the Investors' Servicing Fee, and that no monthly servicing compensation paid out of Collections shall be in excess of the Investors' Servicing Fee. The Holders of the Seller's Master Custodial Certificates agree that if CCCL (or any Successor Servicer) is terminated as Servicer hereunder, the portion of Collections to be paid to the Seller shall be reduced by an amount sufficient to pay Seller's share of the compensation of the Successor Servicer to the extent such amount is not otherwise paid by the Seller.

                  (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the custodial arrangements pursuant to Section 12.01, and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Account Assets. The Successor Servicer shall transfer its electronic records relating to the Account Assets to the Seller in such electronic or machine readable form as the Seller may reasonably request and shall transfer all other records, correspondence and documents to the Seller in the manner and at such times as the Seller shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Succes sor Servicer to disclose to the Seller information of any kind which the Successor Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.


                                  ARTICLE XI
                                The Custodian

SECTION 11.01   Duties of Custodian.

                  (a) The Custodian, prior to the occurrence of a Service Default of which it has knowledge and after the curing of all Service Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Service Default to the knowledge of the Custodian has occurred (which has not been cured or waived), the Custodian shall exercise such of the, authority, rights and powers that it has under this Agreement and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

                  (b) The Custodian, upon receipt of all resolutions, certificates, statements, opinions, Opinions of Counsel, reports, documents, orders or other instruments furnished to the Custodian which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform in form to the requirements of this Agreement. The Custodian shall provide to the Master Custodial Certificateholders a copy of all notices that it receives from, or gives to, the other parties to this Agreement.

                  (c) Subject to Section 11.01(a), no provision of this Agreement shall be construed to relieve the Custodian from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) the Custodian shall not be personally liable for an error of judgment made in good faith by an officer, employee or agent of the Custodian, unless it shall be proved that the Custodian was grossly negligent in ascertaining the pertinent facts; and

                           (ii) the Custodian shall not be charged with knowledge of any fact relevant to the performance of its duties hereunder or under any Supplement, including knowledge of an Early Amortization Event, or of a default or violation of this Agreement or any Supplement by either the Seller or the Servicer, including a Service Default or the failure by the Servicer to comply with the obligations of the Servicer referred to in Sec tion 10.01(a) and (b), unless a Responsible Officer of the Custodian obtains actual knowledge of such fact, default, violation or failure.

                  (d) The Custodian shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its authority, rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Custodian to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Custodian shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  (e) Except for actions expressly authorized by this Agreement, the Custodian shall take no action reasonably likely to impair the interests held by the Custodian in any Account Asset now existing or hereafter created or to impair the value of any Account Asset now existing or hereafter created.

                  (f) Except as expressly provided in this Agreement, the Custodian shall have no power or authority to vary the Purchased Property or, in particular the power or authority to (i) accept any substitute obligation for a Receivable initially assigned to the Purchased Property under Section
                  2.01 or 2.05, (ii) add any other investment, obligation or security to the Purchased Property or (iii) withdraw from the Purchased Property any Account Asset.

                  (g) In the event that the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Transfer Agent and Registrar, as the case may be, under this Agreement, the Custodian shall be obligated promptly upon its actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

                  (h) If the Seller has agreed to Transfer or has Transferred any of its wholesale receivables (other than the Receivables) to another Person, the Custodian, acting in its capacity as agent for the Holders from time to time of Master Custodial Certificates, will enter into such co-ownership agreements and inter-creditor agreements with such other Person relating to such receivables as are necessary to identify separately the ownership rights of the Custodian and such other Person in the Seller's wholesale receivables; provided, however, that the Custodian shall not enter into any co-ownership agreement or inter-creditor agreement which could adversely affect the interests of the Investor Master Custodial Certificateholders or the Custodian and, upon the request of the Custodian, the Seller will deliver an Opinion of Counsel on any matters relating to such co-ownership agreement or inter-creditor agreement, reasonably requested by the Custodian.

                  (i) Notwithstanding any other provision contained herein, the Custodian is not acting as, and shall not be deemed to be, a fiduciary, bailee or agent for any Enhance ment Provider in its capacity as such, and the Custodian's sole responsibility with respect to said parties shall be to perform those duties with respect to said parties as are specific ally set forth herein and no implied duties or obligations shall be read into this Agreement against the Custodian with respect to any such party.

                  (j) The Custodian hereby acknowledges that its appointment by the Master Custodial Certificateholders as agent pursuant to this Agreement and any agreements pertaining to the purchase and transfer of Master Custodial Certificates, is and is intended to be a limited appointment in the capacity of an agent of independent status acting in the ordinary course of its business. The Custodian acknowledges that its role in the transactions herein provided for is limited to the functions specified in this Agreement and, unless expressly stated to the contrary or otherwise required by the context, all references in this Agreement to the Custodian shall mean the Custodian acting as agent for and on behalf of the Master Custodial Certificateholders. The Custodian acknowledges that it does not have and agrees that it will not exercise or purport to exercise any general power or authority to conclude, enter into or vary contracts in the name of or on behalf of Master Custodial Certificateholders or any one or more of them.

SECTION 11.02 Certain Matters Affecting the Custodian. Except as otherwise provided in Section 11.01, but notwithstanding anything (other than Section 11.01) to the contrary contained in this Agreement or any Supplement:

                  (a) the Custodian may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, Officer's Certificate, certificate of auditors, direction or calculation made by the Servicer or the Seller on any other certificate, statement, instrument, opinion, Opinion of Counsel, report, notice, request, direction, consent, order, appraisal, bond or other paper or document believed by the Custodian to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                  (b) the Custodian may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (c) the Custodian shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Master Custodial Certificateholders, pursuant to the provisions of this Agreement, unless such Master Custodial Certificateholders shall have offered to the Custodian reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby which is reasonably satisfactory to the Custodian;

                  (d) the Custodian shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it under this Agreement;

                  (e) the Custodian shall not be bound to verify the accuracy or completeness of or to make any investigation whatsoever into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, Opinion of Counsel, report, notice, request, direction, calculation, consent, order, approval, bond or other paper or document;

                  (f) the Custodian may exercise the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Custodian shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

                  (g) except as may be required by Section 11.01(b) hereof, the Custodian shall not be required to make any initial or periodic examination of any documents or records related to the Account Assets for the purpose of establishing the presence or absence of defects, the compliance by the Seller or the Servicer with its representations and warranties or for any other purpose; and

                  (h) subject to Section 11.16(b), the Custodian shall not be liable in its individual capacity for any action taken, suffered or committed by it if such action was taken in reliance upon and pursuant to an instruction provided to it by Master Custodial Certificateholders pursuant to Section
                  6.08 or Section 11.10. In so acting, the Custodian shall not be required to inquire as to the beneficial owner of Master Custodial Certificates in reliance upon such instruction.

SECTION 11.03 Custodian Not Liable for Recitals in Master Custodial Certificates. The Custodian assumes no responsibility for the correctness of the recitals contained herein and in the Master Custodial Certificates (other than the certificate of authentication on the Master Custodial Certificates). Except as set forth in Section 11.14, the Custodian makes no representations as to the validity or sufficiency of this Agreement or of the Master Custodial Certificates (other than the due execution by it and the certificate of authentication on the Master Custodial Certificates) or of any Account Asset. The Custodian shall not be accountable for the use or application by the Seller of any of the Master Custodial Certificates or of the proceeds of such Master Custodial Certificates, or for the use or application of any funds paid to the Seller in respect of the Account Assets or deposited in or withdrawn from the Collection Account or any Series Account.

SECTION 11.04 Custodian May Own Master Custodial Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Investor Master Custodial Certificates with the same rights as it would have if it were not the Custodian.

SECTION 11.05 The Servicer to Pay Custodian's Fees and Expenses. The Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to receive, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and, subject to Section 8.04, the Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in the exercise and performance of any of its powers and duties hereunder (including the reasonable fees and expenses of its agents and any co-custodian) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith and except as provided in the second following sentence. The Servicer's covenant to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the termination of this Agreement. If the Custodian is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Sec tion
11.05 shall not apply to expenses, disbursements and advances made or incurred by the Custodian in its capacity as Successor Servicer, which shall be paid for out of the Servicing Fee, except for Additional Custodial Servicing Expenses, if any, which shall be paid for as set forth in Section 3.02.

SECTION 11.06 Eligibility Requirements for Custodian. The Custodian hereunder shall at all times be a trust company, Schedule I chartered bank or insurance company organized and doing business under the laws of Canada or any Province thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or provincial authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Custodian shall cease to be eligible in accordance with the provisions of this Section 11.06, the Custodian shall resign immediately in the manner and with the effect specified in Section 11.07.

SECTION 11.07   Resignation or Removal of Custodian.

                  (a) Subject to the provisions of Section 11.07(c), the Custodian may at any time resign and be discharged from its obligations and duties hereunder by giving written notice thereof to the Master Custodial Certificateholders, Seller and the Servicer. Upon receiving such notice of resignation, the Master Custodial Certificateholders shall promptly appoint a successor custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor custodian. If no successor custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian or the Seller may petition any court of competent jurisdiction for the appointment of a successor custodian.

                  (b) If at any time the Custodian shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Servicer or the Master Custodial Certificateholders, or if at any time the Custodian shall be legally unable to act, or commits any act of bankruptcy, including the making of an assignment or filing of notice of intention to make any proposal for the benefit of some or all of its creditors under applicable bankruptcy or insolvency law, or if a receiver of the Custodian or of its property shall be appointed, or any public officer shall take charge or control of the Custodian or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or the Master Custodial Certificateholders may, remove the Custodian and promptly appoint a successor custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the Custodian so removed and one copy to the successor custodian.

                  (c) At any time the Seller or the Servicer may, with the consent of the Holders of Investor Master Custodial Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Investor Master Custodial Certificates of each Series, appoint a successor custodian which is eligible in accordance with the provisions of Section 11.06 hereof by giving at least 60 days written notice of intention to appoint a successor custodian to the Custodian, any Agent and each Rating Agency.

                  (d) Any resignation or removal of the Custodian and appointment of successor custodian pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor custodian as provided in Section 11.08 hereof.

SECTION 11.08   Successor Custodian.

                  (a) Any successor custodian appointed as provided in
                  Section 11.07 hereof shall execute, acknowledge and deliver to the Seller and to its predecessor Custodian an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Custodian shall become effective and such successor custodian shall have all the authority, rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Custodian herein. The predecessor Custodian shall execute and deliver to the successor custodian an Assignment of the Purchased Property so as to effectively Transfer to the successor Custodian, as agent for and on behalf of the Master Custodial Certificateholders, the right, title and interest of the predecessor Custodian in the Purchased Property and shall deliver to the successor custodian all documents or copies thereof, at the expense of the Servicer, and statements held by it hereunder; and the Seller and the predecessor Custodian shall execute and deliver such instruments and do such other things as may reasonably be required for the successor custodian to have all such authority, rights, power, duties and obligations. The Servicer shall immediately give notice to each Rating Agency and the Master Custodial Certificateholders upon the appointment of a successor custodian.

                  (b) No successor custodian shall accept appointment as provided in this Sec tion 11.08 unless at the time of such acceptance such successor custodian shall be eligible under the provisions of Section 11.06 hereof and legally able to act as such.

SECTION 11.09 Merger, Amalgamation or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated or amalgamated, or any Person resulting from any merger, conversion, amalgamation or consolidation to which the Custodian shall be a party, shall be the successor of the Custodian hereunder, provided such corporation shall be eligible under the provisions of Section 11.06 hereof and legally able to act as such, without the execu tion or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 11.10 Instructions from Investor Master Custodial Certificateholders. Whenever the Custodian is permitted to take, or refrain from taking, any action under this Agreement or any Supplement, the Custodian may seek instructions relating to such action or inaction from the Investor Master Custodial Certificateholders of all outstanding Series or the applicable Series, as the case may be, and the Custodian shall, subject to the terms of this Agreement, be required to take, or refrain from taking, any such action, as directed by the Holders of Investor Master Custodial Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Master Custodial Certificates of all outstanding Series or the applicable Series, as the case may be; provided, however, in the event that the delay resulting from the obtaining of such instructions would be likely to adversely affect in any material respect the interests of such Investor Master Custodial Certificateholders, the Custodian shall act or refrain from acting in such manner as a prudent person would under the circumstances in the conduct of such person's own affairs, pending the receipt of such instructions.

SECTION 11.11 Tax Returns. The Custodian, in accordance with the terms of the Supplements, shall prepare or shall cause to be prepared all tax information required to be distributed to the Investor Master Custodial Certificateholders. The Custodian will distribute or cause to be distributed such information to the Investor Master Custodial Certificateholders. The Servicer, upon request, will furnish the Custodian with all such information known to the Servicer as may be reasonably required in connection with the distribution of tax information to the Investor Master Custodial Certificateholders.

SECTION 11.12 Custodian May Enforce Claims Without Possession of Master Custodial Certificates. All rights of action and claims under this Agreement or the Master Custodial Certificates


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                                   - 61 -


may be prosecuted and enforced by the Custodian, as agent for and on behalf of the Holders from time to time of Master Custodial Certificates, without the possession of any of the Master Custodial Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Custodian shall be brought in the name of the Master Custodial Certificateholders. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Custodian, its agents and counsel, be for the ratable benefit of the Master Custodial Certificateholders in respect of which such judgment has been obtained.

SECTION 11.13 Suits for Enforcement. If a Service Default shall occur and be continuing, the Custodian may, subject to the provisions of Section 10.01, proceed to protect and enforce its rights and the rights of the Master Custodial Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Custodian, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Custodian or the Master Custodial Certificateholders. Nothing herein contained shall be deemed to authorize the Custodian to authorize or consent to or accept or adopt on behalf of any Master Custodial Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Master Custodial Certificates or the rights of any Holder thereof, or authorize the Custodian to vote in respect of the claim of any Master Custodial Certificateholder in any such proceeding.

SECTION 11.14 Representations, Warranties and Covenants of Custodian. The Custodian represents and warrants that:

                           (i)      the Custodian is a trust company
                                    organized, existing and in good standing under the laws of the Province of Quebec;

                           (ii) the Custodian has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

                           (iii) this Agreement and each Supplement has been duly executed and delivered by the Custodian and this Agreement and each Supplement constitutes a legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as such enforceability and the legality thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and to the extent such laws render contractual provisions ineffective, and except as such enforceability may be limited by general principles of equity.

SECTION 11.15 Maintenance of Office or Agency. The Custodian will maintain at its expense in the City of Toronto, an office or offices or agency or agencies where notices and demands to or upon the Custodian in respect of the Master Custodial Certificates and this Agreement may be served. The Custodian initially designates its Custodial Trust Office as its office for such purposes at c/o CIBC Mellon Trust Company, 393 University Avenue, 5th Floor, Toronto, Ontario M5G 2M7 as its office for such purpose. The Custodian will give prompt written notice to the Servicer and to Holders of the Master Custodial Certificates of any change in the location of the Certificate Register or any such office or agency.

SECTION 11.16   Payment from Purchased Property.

                  (a) Each Master Custodial Certificateholder, by its acceptance of such Master Custodial Certificate, and each Enhancement Provider, acknowledges that the Master Custodial Certificates are issued without recourse to the Custodian and agrees that it will look solely to the Purchased Property to the extent available for distribution to it for any amounts payable, or for the performance of any covenants or obligations, under this Agreement or such Master Custodial Certificate, except as otherwise provided in Section 11.16(b).

                  (b) The Master Custodial Certificateholders and each Enhancement Provider shall have full recourse to the property and assets of the Custodian in its individual capacity, and the Custodian shall be personally liable to the full extent of its undertaking and such property and assets, if it is in breach of its obligations or its representations hereunder, including under Section 8.05 and
                  Section 10.02(a), but only to the extent that a court of competent jurisdiction shall have determined (after the expiry of all rights of appeal) that the realizable value to the Master Custodial Certificateholders and Enhancement Providers of the Purchased Property shall have been decreased or otherwise prejudiced as a result of any such breach and shall have quantified the amount of such decrease or prejudice.


                                 ARTICLE XII
                                 Termination

SECTION 12.01 Termination of Custodial Arrangement. The Custodial Arrangement created hereby and the respective obligations and responsibilities of the Seller, the Servicer and the Custodian created hereby (other than the obligation of the Custodian to make payments to Investor Master Custodial Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 7.03, 8.04 and 12.02(b), on the day following the Distribution Date on which the Invested Amount for all Series is zero and no other amounts are payable to Investor Master Custodial Certificateholders pursuant to any Supplement (the "Custodial Termination Date"). The Servicer will give the Rating Agencies prompt notice of the termination of the custodial arrangement created hereby.

SECTION 12.02   Final Distribution.

                  (a) The Servicer shall give the Custodian at least 45 days prior notice of the Distribution Date on which the Investor Master Custodial Certificateholders of any Series or Class may surrender their Investor Master Custodial Certificates for payment, pursuant to the provisions of the related Supplement, of the final distribution on and cancellation of such Investor Master Custodial Certificates (or, in the event of a final distribution resulting from the application of Section 2.03 or 9.01, notice of such Distri bution Date promptly after Servicer has determined that a final distribution will occur, if such determination is made less than 45 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in
                  Section 3.05 covering the period during the then current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Master Custodial Certificateholders, the Custodian shall provide notice to Investor Master Custodial Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Master Custodial Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and
                  (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made, unless the Custodian on the direction of the Servicer indicates otherwise in such notice, only upon presentation and surrender of such Investor Master Custodial Certificates at the office or offices therein specified. The Custodian shall give such notice to the Transfer Agent and Registrar and the Rating Agencies at the time such notice is given to Investor Master Custodial Certificateholders.

                  (b) Notwithstanding a final distribution to the Investor Master Custodial Certificateholders of any Series or Class (or the termination of the Custodial Arrangement), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Master Custodial Certificate holders shall continue to be held in custody by the Custodian, as agent for and on behalf of such Investor Master Custodial Certificateholders, and, unless the Custodian has indicated otherwise as provided in Section 12.02(a)(iii), the Custodian shall pay such funds to such Investor Master Custodial Certificateholders upon surrender of their Investor Master Custodial Certificates (and any excess shall be paid in accordance with the terms of any Enhancement Agreement or to the Seller). In the event that all such Investor Master Custodial Certificateholders shall not surrender their Investor Master Custodial Certificates for cancellation within six months after the date specified in the notice from the Custodian described in paragraph
                  (a), the Custodian shall give a second notice to the remaining such Investor Master Custodial Certificateholders to surrender their Investor Master Custodial Certificates for cancelation and receive the final distribution with respect thereto. If within one year after the second notice all such Investor Master Custodial Certificates shall not have been surrendered for cancelation, the Custodian may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Master Custodial Certificateholders concerning surrender of their Investor Master Custodial Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Master Custodial Certificateholders. Subject to applicable law, the Custodian shall pay to the Seller any monies held by it for the payment of principal or interest that remain unclaimed for six years after the date specified in the notice from the Custodian described in
                  Section 12.02(a). After payment to the Seller, Investor Master Custodial Certificateholders entitled to the money must look to the Seller for payment thereof without interest up to such time as the right to proceed against the Seller for recovery of such money has become barred under the laws of the Province of Ontario.

                  (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Termination Date (after giving effect to deposits and distributions otherwise to be made on such Termination Date), the Custodian, will use its best efforts to sell or cause to be sold on such Termination Date Account Assets (or interests therein) in an amount equal to the lesser of (i) the sum of
                  (x) the Invested Amount with respect to such Series on such Termination Date (after giving effect to such deposits and distributions) and (y) the Available Subordinated Amount with respect to such Series on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date) and
                  (ii) such Series' Series Allocation Percentage (for the Collection Period in which such Termination Date occurs) of Account Assets on such Termination Date. The proceeds (the "Termination Proceeds") from such sale shall be immediately deposited into the Collection Account to be held by the Custodian for the benefit of the Investor Master Custodial Certificateholders of such Series. The Termination Proceeds shall be allocated and distributed to the Investor Master Custodial Certificateholders of such Series in accordance with the terms of the applicable Supplement.

SECTION 12.03 Seller's Termination Rights. Upon the termination of the Custodial Arrangement pursuant to Section 12.01 and the surrender of the Seller's Master Custodial Certificates, the Custodian, shall Transfer to the Seller or its designee, without recourse, representation or warranty, all right, title and interest of the Custodian and the Master Custodial Certificateholders in the Purchased Property and all proceeds thereof, except for amounts held by the Custodian pursuant to Section 12.02(b). The Custodian shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Custodian and the Master Custodial Certificateholders had in all such property.


                                 ARTICLE XIII
                           Miscellaneous Provisions

SECTION 13.01   Amendment.

                  (a) This Agreement or any Supplement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Custodian without the consent of any of the Master Custodial Certificateholders, provided that such action shall not, as evidenced by an Opinion of Counsel for the Seller, addressed and delivered to the Custodian, adversely affect in any material respect the interests of any Investor Master Custodial Certificateholder. Notwithstanding anything contained herein to the contrary, the Servicer, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

                  (b) This Agreement or any Supplement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Custodian, with the consent of the Holders of Investor Master Custodial Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Master Custodial Certificates of each Series which would be adversely affected in any material respect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Master Custodial Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Master Custodial Certificateholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Investor Master Custodial Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Master Custodial Certificateholder without the consent of each affected Investor Master Custodial Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Master Custodial Certificateholder or (iv) adversely affect the rating of any Series Securities by each Rating Agency without the consent of the Holders of the related Investor Master Custodial Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of such Investor Master Custodial Certificates. Any amendment to be effected pursuant to this Section 13.01(b) shall be deemed to materially adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Seller, addressed and delivered to the Custodian, adversely affect in any material respect the interests of any Investor Master Custodial Certificateholder of such Series. The Custodian may, but shall not be obligated to, enter into any such amendment which affects the Custodian's rights, duties or immunities under this Agreement or otherwise.

                  (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph
                  (a)), the Custodian shall furnish notification of the substance of such amendment to each Investor Master Custodial Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency, each Agent and each Enhancement Provider.

                  (d) It shall not be necessary to obtain the consent of Investor Master Custodial Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Master Custodial Certificateholders shall be subject to such reasonable requirements as the Custodian may prescribe.

                  (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

                  (f) Any Supplement executed in accordance with the provisions of Section 6.03 shall not be considered an amendment to this Agreement for the purposes of this Section.

SECTION 13.02   Protection of Right, Title and Interest to Purchased Property.

                  (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and financing change statements and any other necessary documents covering the Custodian's right, title, and interest in and to the Purchased Property to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Custodian hereunder to all Purchased Property. The Servicer shall deliver to the Custodian, file stamped copies of, verification statements or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this
                  Section 13.02(a).

                  (b) Within 30 days after the Seller or the Servicer makes any change in its name or corporate structure which would require the filing of a financing change statement or other registration document necessary to record the change of name or corporate structure pursuant to each applicable PPSA, the Seller shall give the Custodian and any Agent notice of any such change and shall file such financing statements or financing change statements or other required registration documents and instruments as may be necessary to continue the perfection of the Custodian's interest in the Account Assets.

                  (c) The Seller and the Servicer will give the Custodian and any Agent prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its chief executive office and whether, as a result of such relocation, the applicable provisions of any PPSA or similar legislation would require the filing of any financing change statements and shall file such financing change statements or other required registration documents and instruments as may be necessary to perfect or to continue the perfection of the Custodian's and Master Custodial Certificateholders' interest in the Account Assets. The Seller and the Servicer will at all times maintain each office from which it services Account Assets within Canada.

                  (d) The Servicer will deliver to the Custodian, any Agent and any Enhancement Provider: (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit D1; (ii) on each Addition Date on which any Additional Accounts are to be included as the Accounts pursuant to Section 2.05(a) or (b), an Opinion of Counsel substantially in the form of Exhibit D2; and (iii) on or before April 30 of each year, beginning with April 30, 1993, an Opinion of Counsel substantially in the form of Exhibit D2.

SECTION 13.03   Limitation on Rights of Master Custodial Certificateholders.

                  (a) The death or incapacity of any Master Custodial Certificateholder shall not operate to terminate this Agreement or the custodial arrangement created hereby or rights or powers granted to the Custodian and Servicer hereunder, nor shall such death or incapacity entitle such Master Custodial Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the custodial arrangement created hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) Except as expressly provided in this Agreement, no Investor Master Custodial Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Purchased Property, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Master Custodial Certificates, be construed so as to constitute the Investor Master Custodial Certificateholders from time to time and the Custodian as partners or members of an association, nor shall any Investor Master Custodial Certificateholder be under any liability to any third person by reason of any action taken by the Seller or the Servicer pursuant to any provision hereof.

                  (c) No Investor Master Custodial Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Account Assets, unless such Investor Master Custodial Certificateholder previously shall have made, and unless the Holders of Investor Master Custodial Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Master Custodial Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Master Custodial Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Custodian to institute such action, suit or proceeding, as agent for the Holders from time to time of Master Custodial Certificates and nominee for all affected Master Custodial Certificateholders, in its own name as Custodian hereunder and shall have offered to the Custodian such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Custodian, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Master Custodial Certificateholder with every other Investor Master Custodial Certificateholder and the Custodian, that no one or more Investor Master Custodial Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Investor Master Custodial Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Master Custodial Certificateholder, or to enforce any right under this Agreement or pursuant to applicable law, including the giving of notice to any Dealer requiring payment of any Receivable or applying for partition of the Purchased Property, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Master Custodial Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Master Custodial Certificateholder and the Custodian shall be entitled to such relief as can be given either at law or in equity.

SECTION 13.04   Reserved.

SECTION 13.05 Governing Law. This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 13.06   Notices.

                  (a) All demands, notices, instructions, directions and communications (collectively , "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, or transmitted by facsimile to (i) in the case of CCCL, Suite 400, East Tower, 2700 Matheson Boulevard East, Mississauga, Ontario L4W 4V9, Fax: 905-629-7961, Attention: Secretary and (ii) in the case of the Custodian, c/o CIBC Mellon Trust Company, 393 University Avenue, 5th Floor, Toronto, Ontario M5G 2M7, Fax: 416-813-4555, Attention: Vice President, Corporate Trust Services; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Master Custodial Certificateholder receives such Notice.

SECTION 13.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Master Custodial Certificates or rights of the Master Custodial Certificateholders.

SECTION 13.08 Assignment. Except as otherwise expressly provided herein, this Agreement may not be assigned by any party.

SECTION 13.09 Master Custodial Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Investor Master Custodial Certificateholders shall not be personally

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                                   - 68 -


liable for obligations of the Custodian or with respect to the Purchased Property, that the undivided ownership interests as tenants in common in the Purchased Property evidenced by the Investor Master Custodial Certificates shall be nonassessable for any losses or expenses of the Custodian or with respect to the Purchased Property or for any reason whatsoever and that Investor Master Custodial Certificates upon issue and authentication thereof by the Custodian are and shall be deemed fully paid.

SECTION 13.10 Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Custodian more fully to effect the purposes of this Agreement, including the execution of any financing statements or financing change statements and all similar instruments and documents.

SECTION 13.11 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Custodian or the Master Custodial Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 13.12 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 13.13 Third Party Beneficiaries. This Agreement will enure to the benefit of and be binding upon the parties hereto, the Master Custodial Certificateholders and the Enhancement Providers and their respective successors and permitted assigns. All rights and interests in the Purchased Property of the Master Custodial Certificateholders and Enhancement Providers, and of their respective successors and assigns, are held for such Persons by the Custodian as agent for and on behalf of such Persons. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

SECTION 13.14 Actions by Master Custodial Certificateholders. Any request, demand, authorization, direction, Notice, consent, waiver or other act by a Master Custodial Certificateholder shall bind such Master Custodial Certificateholder and every subsequent holder of any Master Custodial Certificates issued upon the registration of transfer of the Master Custodial Certificates of such Master Custodial Certificateholder or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Custodian or the Servicer in reliance thereon, whether or not notation of such action is made upon any such Master Custodial Certificates.

SECTION 13.15 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except by a document signed by the parties hereto and as provided herein.

SECTION 13.16 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         IN WITNESS WHEREOF, the Seller, the Servicer and the Custodian have caused this Amended and Restated Master Custodial and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                     CHRYSLER CREDIT CANADA LTD.,
                                     Seller and Servicer,

                                     by: "D. M. Cantwell"
                                         --------------------------
                                         Dennis M. Cantwell
                                         Vice President & Treasurer


                                     THE ROYAL TRUST COMPANY,
                                     Custodian,

                                     by: "R. Byrne"
                                         --------------------------
                                         Randy Byrne
                                         Authorized Signatory


                                     by: "P. Benjamin"
                                         --------------------------
                                         Patricia T. Benjamin
                                         Authorized Signatory

                                                                    EXHIBIT A

                      (FORM OF FACE OF CCCL CERTIFICATE)

         THIS MASTER CUSTODIAL CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS MASTER CUSTODIAL CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXCEPTION FROM SUCH REGISTRATION PROVISIONS.

         IN ADDITION, NEITHER THIS MASTER CUSTODIAL CERTIFICATE NOR ANY PORTION THEREOF HAS BEEN NOR WILL BE QUALIFIED FOR SALE UNDER THE SECURITIES LAW OF CANADA OR ANY PROVINCE OR TERRITORY THEREOF AND NEITHER THIS MASTER CUSTODIAL CERTIFICATE NOR ANY PORTION THEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO, OR FOR THE ACCOUNT OF, ANY RESIDENT OF CANADA, EXCEPT PURSUANT TO A VALID EXEMPTION FROM SUCH SECURITIES LAWS.

         THIS MASTER CUSTODIAL CERTIFICATE IS NOT PERMITTED TO BE
TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AMENDED AND RESTATED MASTER CUSTODIAL AND SERVICING AGREEMENT REFERRED TO HEREIN.

No.                           Principal Amount $ ____________________________


                               CCCL CERTIFICATE

        THIS CERTIFICATE EVIDENCES AN UNDIVIDED OWNERSHIP INTEREST IN
       CERTAIN ASSETS HELD BY THE CUSTODIAN AS AGENT FOR AND ON BEHALF
        OF THE HOLDER HEREOF AND ALL OTHER HOLDERS OF MASTER CUSTODIAL
         CERTIFICATES AS TENANTS IN COMMON AS PROVIDED IN THE AMENDED
            AND RESTATED MASTER CUSTODIAL AND SERVICING AGREEMENT
                      REFERRED TO ON THE REVERSE HEREOF.

         The assets so held consist primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of Chrysler Credit Canada Ltd. (the "Seller") meeting certain eligibility criteria. This certificate (the "CCCL Certificate") does not represent an interest in or obligation of the Seller, Chrysler Financial Corporation or any affiliate thereof or the Custodian except as specifically provided for in the Agreement referred to on the reverse hereof.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Custodian by manual signature, this CCCL Certificate shall not entitle the Holder to any benefit under the Amended and Restated Master Custodial and Servicing Agreement referred to on the reverse side hereof, or be valid for any purpose.

         THIS CCCL CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN WITHOUT REFERENCE TO THEIR CONFLICT OF LAW PROVISIONS.

    IN WITNESS WHEREOF, the Custodian has caused this CCCL Certificate to be duly executed.
Dated:

                                 THE ROYAL TRUST COMPANY,
                                 as Custodian


                                 by_______________________________________
                                           Name:
                                          Title:


                                 by_______________________________________
                                           Name:
                                          Title:

                  CUSTODIAN'S CERTIFICATE OF AUTHENTICATION

         This is the CCCL Certificate described in the within mentioned Amended and Restated Master Custodial and Servicing Agreement.

THE ROYAL TRUST COMPANY,
as Custodian


by       _______________________________________
         Authorized Officer

                                TRANSFER FORM

         FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto
______________________________________________________________________________
______________________________________________________________________________
__________________ (please print or typewrite name and address) the undivided ownership interest in the Purchased Property (including for greater certainty all rights and entitlements under the Agreement referred to on the reverse hereof to the extent such rights and entitlements relate to the interest so sold, assigned and transferred) evidenced by the within CCCL Certificate or $_____ * principal amount thereof and hereby irrevocably constitutes and appoints _____________________________________________________________________
______________________________________________________________________________
attorney to transfer the said undivided ownership interest in the Purchased Property evidenced by the within CCCL Certificate on the register of the Master Custodial Certificates with full power of substitution in the premises.

* If less than the full outstanding principal amount of the undivided ownership interest in the Purchased Property evidenced by the within CCCL Certificate is to be transferred, indicate in the space provided the principal amount to be transferred.

         The Transferee hereby confirms the appointment of the Custodian as the agent of the Transferee for the purposes set out in the Agreement and the Custodian hereby accepts the appointment as agent of the Transferee for these purposes. The Transferee acknowledges and agrees that the sale of the undivided ownership interest in the Purchased Property evidenced by the Master Custodial Certificate to be acquired by the Transferee has not been qualified by a prospectus, and represents and warrants that the sale by the Transferor of the undivided ownership interest in the Purchased Property evidenced by the Master Custodial Certificate and the purchase by the Transferee of the undivided ownership interest in the Purchased Property evidenced by the said Certificate, has complied with all applicable securities laws, regulations and policies of applicable securities regulatory authorities.

DATED _____________       DATED ____________        DATED ____________

Custodian


by __________________    _______________________       _______________________
                         Signature of Transferee       Signature of Transferor




                         (Form of Registration Panel)

                 (No writing hereon except by the Custodian)


Date of                        In Whose Name
Registration                   Registered                            Custodian
------------                   -------------                         ---------

                     FORM OF REVERSE OF CCCL CERTIFICATE

         This CCCL Certificate is issued under and is subject to the terms, provisions and conditions of the Amended and Restated Master Custodial and Servicing Agreement dated as of December 16, 1997 (as amended and supplemented, the "Agreement"), by and among Chrysler Credit Canada Ltd., as Seller and Servicer, and The Royal Trust Company, as Custodian (the "Custodian"). The assets held by the Custodian as agent for and on behalf of the Certificateholders pursuant to the Agreement (the "Purchased Property") will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including Recoveries) thereof, (b) all of the Seller's right, title and interest in, to and under the Receivables in each Account (other than any newly created Receivables in any Designated Account) and all Collateral Security with respect thereto owned by the Seller at the close of business of each Transfer Date and not theretofore conveyed to the Custodian, all monies due or to become due and all amounts received with respect thereto and all proceeds (including Recoveries) thereof, (c) all monies on deposit in, and Eligible Investments credited to the Collection Account or any Series Account, (d) any Enhancements and (e) the contractual rights and remedies of the Custodian under the Agreement. Although a summary of certain provisions of the Agreement is set forth herein, this certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Custodian. A copy of the Agreement may be requested from the Custodian by writing to the Custodian at c/o CIBC Mellon Trust Company, 393 University Avenue, 5th Floor, Toronto, Ontario, M5G 2M7, Attention: Corporate Trust Services. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

         The Seller, the Holder of this CCCL Certificate and each Holder of a Master Custodial Certificate for any series, by acceptance of its Certificate, agrees to be bound by the terms of the Amended and Restated Master Custodial and Servicing Agreement and to treat, and to take no action inconsistent with the treatment of, this CCCL Certificate for all purposes, including the purposes of federal or provincial income taxes and capital taxes and any other taxes imposed on or measured by income or capital, as evidencing an undivided ownership interest in the Purchased Property.

         This CCCL Certificate is not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except in accordance with the Agreement, including Section 6.04 of the Agreement.

         The undivided ownership interest of the Holder of this CCCL Certificate in the Purchased Property shall be extinguished upon the final distribution being made out of the Purchased Property to the Holder of this CCCL Certificate upon presentation and surrender of this CCCL Certificate to the Custodian on or after the Distribution Date fixed for such final distribution pursuant to Section 12.02 of the Agreement.

    This is the CCCL Certificate which together with any Supplemental Certificates represents the Seller's Interest in the Purchased Property including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the CCCL Certificate and all Supplemental Certificates at any time in the Purchased Property shall not exceed the Seller's Interest at such time. In addition to the CCCL Certificate, (i) Investor Master Custodial Certificates will be issued to investors pursuant to the Agreement, which will represent the Master Custodial Certificateholders' Interest, and (ii) Supplemental Certificates may be issued pursuant to the Agreement, which will represent that portion of the Seller's Interest not owned by CCCL. This CCCL Certificate shall not represent any interest in the Collection Account, the Series Accounts or any Enhancements, except as expressly provided in the Agreement.

                                                                    EXHIBIT B

                                  ASSIGNMENT

         In consideration of the payment by the Custodian to the Seller of $10.00 and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged) the Seller hereby sells, transfers, assigns, sets over and conveys, without recourse (except as expressly provided in the Custodial Agreement) to the Custodian as agent for and on behalf of the holders from time to time of Master Custodial Certificates, and the Custodian hereby purchases as agent to be held by the Custodian on behalf of such holders as tenants in common, all right, title and interest of the Seller in, to and under the Account Assets owned by the Seller in connection with each Account at the close of business on [Cut-Off Date or Additional Cut-Off Date].

         The foregoing sale, transfer, assignment, set over and conveyance
(i) does not constitute and is not intended to result in the creation of an assumption by the Custodian, such holders or any other Person of any obligations of the Seller, the Servicer of the Account Assets, Chrysler Canada Ltd. or any other Person in connection with the Account Assets or under any agreement or instrument relating thereto, including any obligation to the Dealers under the Account Assets, and (ii) is in addition to and does not replace any sale, transfer, assignment, set over and conveyance of the foregoing Account Assets heretofore entered into, executed or effected.

         The Seller hereby represents and warrants to the Custodian and the holders of the Master Custodial Certificates that all Account Assets included in this Assignment are sold, transferred, assigned, set over and conveyed to the Custodian free and clear of any Lien except as otherwise permitted under the Custodial Agreement and all consents, licenses, approvals, or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Seller or the Custodian in connection therewith have been duly obtained, effected or given and are in full force and effect.

         The Seller hereby agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Custodian more fully to effect the purposes of this Assignment.

         Unless the context otherwise requires, the following terms have the following meanings, respectively, when used in this Assignment:

         "Account" shall mean a wholesale financing account established by the Seller with the Dealers identified in any computer file or microfiche or written list delivered by the Seller to the Custodian on or before the date hereof;

         "Account Assets" shall mean the Receivables and (subject to the rights therein of any Purchaser) all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, all monies due or to become due and all amounts received with respect thereto after the Cut-Off Date including interest thereon and all other non-principal charges with respect thereto (including, without limitation, insurance service fees and handling fees, Recoveries and insurance proceeds) and all proceeds thereof;

         "Collateral Security" shall mean, with respect to any Receivable, all security granted by or on behalf of the related Dealer with respect thereto, including a security interest in the related Vehicle and insurance proceeds, and all security granted by the Dealer in factory receivables, parts inventory, equipment, fixtures, service accounts or real property and all guarantees of such Receivable and all proceeds of the foregoing;

         "Custodial Agreement" shall mean the Amended and Restated Master Custodial and Servicing Agreement between the Seller and the Custodian dated as of December 16, 1997 as the same may be supplemented, amended or restated from time to time wherein, among other things, the Seller agreed to sell Account Assets to the Custodian as agent for and on behalf of the holders of the Master Custodial Certificates;

         "Custodian" shall mean The Royal Trust Company, in its capacity as agent for and on behalf of the holders from time to time of Master Custodial Certificates;

         "Cut-Off Date" shall mean the date specified in the first paragraph of this Assignment;

         "Dealer" shall mean a Person engaged generally in the business of purchasing Vehicles from a manufacturer thereof and holding such Vehicles for sale or lease in the ordinary course of business;

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing;

         "Master Custodial Certificates" shall mean the certificates issued from time to time by the Custodian under the Custodial Agreement to evidence the undivided ownership interests as tenants in common of the holders of such certificates in the Account Assets and other property held by the Custodian under the Custodial Agreement;

         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof;

         "Purchaser" shall have the meaning attributed to it in the definition of Receivables;

         "Receivables" shall mean, with respect to an Account, all amounts shown on the records of the Seller or the Servicer of the Account Assets as amounts payable by the related Dealer, from time to time in respect of advances or payments made by the Seller to or for the account of such Dealer, to finance the acquisition of a Vehicle or Vehicles by such Dealer, together with the group of writings evidencing such amounts and the security interests created in connection therewith other than such amounts payable, writings and security interests in respect of which the Seller has sold, transferred, assigned, set over and conveyed a participating interest to any Person other than the Custodian (a "Purchaser") prior to the Cut-Off Date;

         "Recoveries" shall mean all amounts received, including insurance proceeds and amounts withdrawn from Dealers' wholesale deposit and goods and services tax reserve accounts, and applied in payment of Receivables by the Seller or the Servicer of the Account Assets with respect to Receivables which have become defaulted Receivables;

         "Seller" shall mean Chrysler Credit Canada Ltd; and

         "Vehicle" shall mean an automobile or light-duty truck.


         IN WITNESS WHEREOF the Seller has executed this Assignment this ____ day of ________________ , ____.



                                                CHRYSLER CREDIT CANADA LTD.


                                                by: _________________  c/s
                                                    Title:

                                                                    EXHIBIT C

                    FORM OF ANNUAL SERVICER'S CERTIFICATE

                (As required to be delivered on or before each
                 calendar year beginning with April 30, 1993,
                         pursuant to Section 3.05 of
      the Amended and Restated Master Custodial and Servicing Agreement)

                         CHRYSLER CREDIT CANADA LTD.

         The undersigned, duly authorized representatives of Chrysler Credit Canada Ltd. ("CCCL"), as Servicer, pursuant to the Amended and Restated Master Custodial and Servicing Agreement dated as of December 16, 1997 (as amended, supplemented and restated, the "Agreement"), between CCCL, as Seller and Servicer and The Royal Trust Company, as Custodian, do hereby certify that:

1.       CCCL is, as of the date hereof, the Servicer under the Agreement.

2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Rating Agencies, the Custodian, any Agent and any Enhancement Providers.

3. A review of the activities of the Servicer during the calendar year ended December 31, _____, and of its performance under the Agreement was conducted under our supervision.

4. To the best of our knowledge based on such review, the Servicer has, performed in all material respects all of its obligations under the Agreement throughout such year and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each material default in the performance of the Servicer's obligations under the provisions of the Agreement known to us to have been made by the Servicer during the year ended December 31,____. which sets forth in detail the (a) nature of each such default, (b) the action taken by the Servicer, if any, to remedy each such default, and (c) the current status of each such default [If applicable, insert "None."]

         Capitalized terms used and not otherwise defined herein that are defined in the Agreement shall have the meaning ascribed to them, respectively, in the Agreement.

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate this ____ day of _________________ , ____.


                                    Name: _________________________
                                    Title:


                                    Name: _________________________
                                    Tile:

                                                                  EXHIBIT D-1

                          FORM OF OPINION OF COUNSEL

                         Provisions to be Included in
                    Opinion of Counsel Delivered Pursuant
                            to Section 13.02(d)(i)

         (a) The Amendment to the [Amended and Restated Master Custodial and Servicing Agreement] [Supplement], attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally from time to time in effect. The enforceability of the Seller's obligations is also subject to general principles of equity and the possible unavailability of specific performance or injunctive relief.

         (b) The Amendment has been entered into in accordance with the terms and provisions of Section 13.02 of the Amended and Restated Master Custodial and Servicing Agreement.

         (c) The Amendment will not adversely affect in any material respect the interests of the Investor Master Custodial Certificateholders. [Include this clause (c) only in the case of amendments effected pursuant to Section
13.01 (a) of the Amended and Restated Master Custodial and Servicing
Agreement.]

                                                                  EXHIBIT D-2

                          FORM OF OPINION OF COUNSEL

                         Provisions to be Included in
                   Opinion of Counsel Delivered Pursuant to
                        Section 13.02(d)(ii) and (iii)

         The opinion set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel delivered on behalf of the Seller on any Closing Date. Capitalized terms used but not defined herein are used as defined in the Amended and Restated Master Custodial and Servicing Agreement, dated as of December 16, 1997 (as amended and supplemented, the "Agreement") between the Seller, as seller and servicer, and The Royal Trust Company, as Custodian.

         [The Assignment has been duly authorized, executed and delivered by the Seller, and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.]1

1 . In each of the Relevant Provinces, the form and content of the Assignment is sufficient to Transfer to the Custodian all of Chrysler Credit's right, title and interest in, to and under the Account Assets which are the subject matter thereof.

2. Under the laws of the Relevant Provinces, no registration, recording or filing is required in connection with the Transfer of the Account Assets which are the subject matter of the Assignment and (except for notification to Dealers of the Transfer of the related Receivables prior to collection thereof by the Custodian) the rights to collect payments under any of the Receivables, or is necessary to validate and protect the Custodian's interest as transferee of the Account Assets, which interest is and will be effective as against all creditors of Chrysler Credit and as against subsequent purchasers of any of the Account Assets from Chrysler Credit. No other action is required at this time as between the Custodian and Chrysler Credit under any applicable laws of the Relevant Provinces to evidence the sale of, or to evidence the Transfer to the Custodian of all of Chrysler Credit's right, title and interest in, to and under the Account Assets. Except as provided in Schedule A, there are no renewal or known amendment requirements for any filings, registrations or recordings that have been made as at the date hereof.

3. Attached hereto as Schedule A is a report showing the results of the searches conducted under the statutes specified therein against Chrysler Credit and its predecessors as of the respective dates indicated therein to determine the existence of any Liens in the assets, other than real property, of Chrysler Credit to which the laws of the Relevant Provinces apply. Such statutes are the only statutes of such Provinces or of Canada applicable therein where such Liens would ordinarily be the subject of a public registration, filing or recording. Such searches disclosed no Liens registered, filed or recorded in the name of Chrysler Credit or its predecessors with respect

--------
    1 Include bracketed language only in the case of additions of Accounts effected pursuant to Section 2.05 of the Amended and Restated Master Custodial and Servicing Agreement.

to, and then applicable to, the Account Assets prior to the file currency dates shown in the report. Accordingly, as of such file currency dates, the Account Assets are free and clear of Liens held by persons claiming through or under Chrysler Credit other than the ownership rights held by the Custodian and other than the rights of Purchased Receivables Owners in any Collateral Security in respect of Partial Accounts (other than the Vehicles relating to Principal Receivables arising in the Partial Accounts), provided, however, that to the extent such Liens are not identifiable by searching the public registries in the Relevant Provinces identified in Schedule A, in making this statement we are relying exclusively on the Officer's Certificate.

         You have also asked us to consider whether creditors or a trustee in bankruptcy of Chrysler Credit (collectively, "Creditors") could look successfully to the Account Assets to satisfy a claim against Chrysler Credit after the Transfer thereof by Chrysler Credit to the Custodian pursuant to the Assignment.

         Creditors may assert their rights only against assets in which Chrysler Credit has a beneficial ownership interest. In our opinion, the Assignment is effective to validly Transfer to the Custodian all of Chrysler Credit's right, title and interest in, to and under the Account Assets. Chrysler Credit has not retained any interest in the Account Assets except that Chrysler Credit has acquired an interest in the Purchased Property by virtue of the fact that it is the Holder of the Seller's Master Custodial Certificate. In our opinion, in a bankruptcy of Chrysler Credit the Purchased Property, other than the undivided ownership interest therein evidence by the Seller's Master Custodial Certificate, would not form part of the property of the bankrupt within the meaning of the [Bankruptcy Act (Canada)] [Bankruptcy and Insolvency Act (Canada)]. The Custodian and the Holders of the Investor Master Custodial Certificates are separate legal entities from Chrysler Credit which, absent any agreement to the contrary, would not be legally responsible for the obligations of Chrysler Credit. Subject to the qualification in clause [ * ] above, in our opinion Creditors of Chrysler Credit could not look successfully to the Purchased Property to satisfy a claim which the may have against Chrysler Credit, whether before or after a bankruptcy or insolvency of Chrysler Credit or in any proceeding instituted by or against Chrysler Credit under the Companies Creditor's Arrangement Act ("CCAA") in that the Transfer of the Account Assets to the Custodian will be recognized as a sale thereof in any such bankruptcy, insolvency or proceeding; provided, however, that Creditors of Chrysler Credit could look successfully to the Purchased Property to satisfy a claim against Chrysler Credit to the extent of Chrysler Credit's undivided ownership interest therein evidenced by the Seller's Master Custodial Certificate but such Creditors would have no greater claim to or rights with respect to the Purchased Property than would the Holder of the Seller's Master Custodial Certificate.

         In our opinion, the Holders of the Investor Master Custodial Certificates will be entitled to enforce their ownership interests in the Purchased Property through the Custodian in accordance with the terms of the Custodial Agreement notwithstanding the bankruptcy or insolvency of Chrysler Credit or any proceeding instituted by or against Chrysler Credit under the CCAA.

                                                                    EXHIBIT E

           FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

             (As required by Section 2.07 and 2.08 of the Amended
            and Restated Master Custodial and Servicing Agreement
                              referred to below)


                           REASSIGNMENT NO. OF RECEIVABLES, dated as of , by and between CHRYSLER CREDIT CANADA LTD., a corporation incorporated under the laws of Canada (the "Seller") and The Royal Trust Company, a trust company organized and existing under the laws of Canada, as custodian (the "Custodian") pursuant to the Amended and Restated Master Custodial and Servicing Agreement referred to below.

                                  WITNESSETH

         WHEREAS the Seller as servicer (the "Servicer"), and the Custodian are parties to the Amended and Restated Master Custodial and Servicing Agreement dated as of December 16, 1997 (as amended or supplemented, the "Agreement");

         WHEREAS, pursuant to the Agreement, the Seller wishes to remove the remaining Account Assets from certain Designated Accounts (the "Removed Accounts") and to cause the Custodian to Transfer the remaining Account Assets of such Removed Accounts from the Purchased Property to the Seller; and

         WHEREAS the Custodian has received from the Seller a written request pursuant to Section [2.07(c) [2.08(c)] of the Agreement requesting the Custodian to execute and deliver this Reassignment.

         NOW, THEREFORE, the Seller and the Custodian hereby agree as follows:

         1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

            "Removal Commencement Date" shall mean, with respect to the Removed Accounts designated hereby,

            "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, _____________________ .

         2. Designation of Removed Accounts. The computer file, microfiche or written list delivered to the Custodian pursuant to Section [2.07(b)(ii)] [2.08(b)(h)] of the Agreement shall



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be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date and shall amend
Schedule 1 to the Agreement.

         3. Transfer of Receivables and Accounts. (a) The Custodian hereby Transfers to the Seller, [in consideration of an increase in the Master Custodial Certificateholders' Interest - 2.07] without recourse, representation or warranty on and after the Removal Date, all right, title and interest of the Custodian in, to and under all Account Assets now existing at the close of business on the Removal Date and thereafter created from time to time until the termination of the Custodial Arrangement as it applies to the Removed Accounts designated in Schedule 1 hereto.

         (b) If requested by the Seller, in connection with such Transfer, the Custodian agrees to execute and deliver to the Seller on or prior to the date of this Reassignment, a financing change statement or statements with respect to the Account Assets existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts Transferred hereby to give effect to the Transfer by the Custodian of the interest held by it in the Account Assets in the said Removed Accounts.

         4. Acceptance by Custodian. The Custodian hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, the Seller delivered to the Custodian the computer file, microfiche or written list described in Section 2 of this Reassignment.

         5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Custodian, as of the date of this Reassignment and as of the Removal Date:

         (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the, enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity;

         (b) No Early Amortization Event. The removal of the Removed Accounts hereby removed shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

         (c) Selection Procedures. No selection procedures believed by the Seller to be adverse to the interests of the Custodian, the Investor Master Custodial Certificateholders or the Enhancement Providers were utilized in selecting the Designated Accounts;

         (d) True and Complete List. The list of Removed Accounts described in Section 2 of this Reassignment is true and complete in all material respects; and

         (e) No Rating Reduction. The removal of the Removed Accounts hereby removed will not result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency; provided, however, that in the event that the removal on such Removal Date relates solely to Ineligible Accounts, the Seller shall be deemed to make only the representations and warranties contained in paragraph 5 (a) above.

         6. Conditions Precedent. In addition to the conditions precedent set forth in Section [2.07] [2.08] of the Agreement, the obligation of the Custodian to execute and deliver this Reassignment is subject to the satisfaction, on or prior to the Removal Commencement Date, of the following additional condition precedent:

         Officer's Certificate. The Seller shall have delivered to the Custodian, any Agent and any Enhancement Providers, an Officer's Certificate certifying that (i) as of the Removal Commencement Date, all requirements set forth in Section [ 2.07 ] [ 2.08 ] of the Agreement for designating Removed Accounts and Transferring the Account Assets of such Removed Accounts, whether existing at the close of business on the Removal Date or thereafter created from time to time until the termination of the Custodial Arrangement as it applies to the Removal Accounts, have been satisfied, and (ii) each of the representations and warranties made by the Seller in Section 5 hereof is true and correct as of the date of this Reassignment and as of the Removal Commencement Date. The Custodian may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         7. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

         8. Counterparts. This Reassignment may be executed in two or more counterparts,'and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         9. Governing Law. This Reassignment shall be construed in accordance with the laws of the Province of Ontario and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
         IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    CHRYSLER CREDIT CANADA LTD.,
                                    Seller


                                    by: ________________________
                                    Name:
                                    Title:

                                    THE ROYAL TRUST COMPANY,
                                    Custodian
                                                     by: __________________
                                                          Name:
                                                          Title:


                                                     by: __________________
                                                          Name:
                                                          Title:



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                                  SCHEDULE 1


                               List of Accounts

                                  SCHEDULE 2


                       Collection Account No. 088029002